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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Valmont Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY STATEMENT

FOR THE
APRIL 30, 2013
ANNUAL SHAREHOLDERS' MEETING

Dear Shareholder:

        You are cordially invited to attend Valmont's annual meeting of shareholders on Tuesday, April 30, 2013 at 2:00 p.m. The meeting will be held in the Nebraska Conference Room of the Omaha Marriott at 10220 Regency Circle in Omaha, Nebraska.

        The formal meeting of shareholders will be followed by a review of Valmont's business operations and our outlook for the future. Following the meeting, you are invited to an informal reception where you can visit with the directors and officers about the activities of the Company.

        We are pleased to furnish our proxy materials to you over the Internet. We believe that this e-proxy process should expedite shareholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On March 21, 2013, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and vote online. Those shareholders who do not receive such a Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a copy of the proxy statement, proxy card, and annual report by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card, and annual report, if you only received a Notice by mail, or (ii) elect to receive your proxy statement, proxy card, and annual report over the Internet next year, if you received them by mail this year.

        Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained on the Notice or proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

        I look forward to seeing you at our annual meeting.

Sincerely,

Mogens C. Bay Chairman and Chief Executive Officer

Valmont Industries, Inc.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

        Notice is hereby given that the annual meeting of shareholders of Valmont Industries, Inc., a Delaware corporation, will be held at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska 68114, on Tuesday, April 30, 2013 at 2:00 p.m. local time for the purpose of:

  (1)
  Electing two directors of the Company to three year terms.

  (2)
  Advisory approval of the Company's executive compensation.

  (3)
  Approving the Valmont 2013 Stock Plan.

  (4)
  Approving the Valmont 2013 Executive Incentive Plan.

  (5)
  Ratifying the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2013.

  (6)
  Transacting such other business as may properly come before the meeting.

        Shareholders of record at the close of business on March 6, 2013 are entitled to notice of, and to vote at, the Annual Meeting.

        Your vote is important. Please note that if you hold your shares through a broker, your broker may no longer vote your shares on certain matters in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

        Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained on the Notice and the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors
Todd G. Atkinson Secretary

PROXY STATEMENT

To Our Shareholders:

        The board of directors of Valmont Industries, Inc. solicits your proxy in the form enclosed for use at the annual meeting of shareholders to be held on Tuesday, April 30, 2013, or at any adjournments thereof.

        At the close of business on March 6, 2013, the record date for shareholders entitled to notice of and to vote at the meeting, there were outstanding 26,750,561 shares of the Company's common stock. There were no preferred shares outstanding. All holders of common stock are entitled to one vote for each share of stock held by them.

        The presence of a majority of the outstanding common stock represented in person or by proxy at the meeting will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes"). Please note that if you hold your shares through a broker, your broker may no longer vote your shares on certain matters in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

        Election of the two director nominees requires the affirmative vote of a majority of the votes cast for the election of directors at the annual meeting. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes are not treated as votes cast and therefore will not affect the outcome of the election of directors. An incumbent director nominee who receives a greater number of votes "withheld" than "for" in an election is required to tender his resignation to the board, and the resignation will be accepted or rejected by the board as more fully described in Election of Directors.

        The proposals to approve the Valmont 2013 Stock Plan and the Valmont 2013 Executive Incentive Plan, the ratification of the appointment of the auditors and the approval of the advisory say-on-pay resolution on executive compensation will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

        Any shareholder giving a proxy may revoke it before the meeting whether delivered by telephone, Internet or through the mail, by using the telephone voting procedures, the Internet voting procedures or by mailing a signed instrument revoking the proxy to: Corporate Secretary, Valmont Industries, Inc., One Valmont Plaza, Omaha, Nebraska 68154-5215. To be effective, a mailed revocation must be received by the Corporate Secretary before the date of the meeting and a telephonic or Internet revocation must be submitted by 11:59 p.m. Eastern Time on April 29, 2013. A shareholder may attend the meeting in person and at that time withdraw the proxy and vote in person.

        As permitted by Securities and Exchange Commission rules, Valmont is making this proxy statement and its annual report available to its stockholders electronically via the Internet. On March 21, 2013, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and to vote online. If you received such a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

        The Securities and Exchange Commission's rules permit us to deliver a single Notice or set of this proxy statement and our annual report to one address shared by two or more of our shareholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of this proxy statement and our annual report to multiple shareholders who share an address, unless we received contrary instructions from such shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or a set of this proxy statement and our annual report, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or this proxy statement and our annual report, contact Broadridge Financial Solutions, Inc. at 1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        The cost of solicitation of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company.

 Certain Shareholders

        The following table sets forth, as of March 6, 2013, the number of shares beneficially owned by (i) persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding common stock, (ii) executive officers named in the summary compensation table and directors and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership March 6, 2013(1)	Percent of Class(2)
Robert B. Daugherty Charitable Foundation(3)	1,443,568	5.4%
One Valmont Plaza
Omaha, NE 68154
T. Rowe Price Associates, Inc.(4)	1,681,124	6.3%
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group(5)	1,493,077	5.6%
100 Vanguard Boulevard
Malvern, PA 19355
Royce & Associates LLC(6)	1,467,865	5.5%
745 Fifth Avenue
New York NY 10151
Neuberger Berman Group LLC(7)	1,459,582	5.5%
605 Third Avenue
New York, NY 10158
Mogens C. Bay	331,935	1.2%
Stephen R. Lewis, Jr.	15,615
Walter Scott, Jr.	130,171
Kenneth E. Stinson	80,171
Kaj den Daas	9,272
Glen A. Barton	22,954
Clark T. Randt, Jr.	3,720
Daniel P. Neary	14,171
J. B. Milliken	358
Catherine James Paglia(8)	170
Richard P. Heyse(9)	0
Terry J. McClain(9)	53,560
Todd G. Atkinson	14,066
Mark Jaksich	45,818
Vanessa K. Brown	16,759
All Executive Officers and Directors As Group (17 persons)	706,605	2.6%

(1)
Includes shares which the directors and executive officers have, or within 60 days of March 6, 2013 will have, the right to acquire through the exercise of stock options, as follows: 8,000 shares for Messrs. Scott and Stinson; 4,000 shares for Mr. Lewis; 12,882 shares for Mr. McClain; 10,589 shares for Mr. Jaksich; 10,164 shares for Mr. Atkinson; 8,939 shares for Ms. Brown; and 68,335 shares for all executive officers and directors as a group. Includes restricted stock units held by directors which will vest within 60 days of March 6, 2013 as follows: 997 restricted stock units for Messrs. Lewis, Scott, Stinson, den Daas, Barton, Randt and Neary; 358 restricted stock units for Mr. Milliken; and 170 restricted stock units for Ms. Paglia.

(2)
Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of common stock.

(3)
Based on a Schedule 13D filed with the Securities and Exchange Commission and amendments thereto. Three individuals, Timothy Daugherty, Mogens Bay and Kenneth Stinson, together direct the voting of the shares.

(4)
Based on a Schedule 13G filed by T. Rowe Price Associates with the Securities and Exchange Commission on February 11, 2013.

(5)
Based on a Schedule 13G filed by The Vanguard Group with the Securities and Exchange Commission on February 12, 2013.

(6)
Based on a Schedule 13G filed by Royce & Associates LLC with the Securities and Exchange Commission on January 24, 2013.

(7)
Based on a Schedule 13G filed by Neuberger Berman Group LLC with the Securities and Exchange Commission on February 8, 2013.

(8)
Ms. Paglia joined the board on February 21, 2012.

(9)
Mr. Heyse became Chief Financial Officer on February 27, 2013, succeeding Mr. McClain.

Corporate Governance

        Valmont is committed to having strong corporate governance principles. The board of directors believes such principles are essential to the effective operation of Valmont's businesses and to maintaining Valmont's integrity in the marketplace.

Overview

        The board of directors has adopted corporate governance principles which are set out in the "Investor Relations" section of the Company's website at www.valmont.com. The following corporate governance documents also appear on the Company's website and these documents and the Company's Corporate Governance Principles are available in print to any shareholder upon request to the Corporate Secretary:

  •
  Code of Business Conduct

  •
  Code of Ethics for Senior Officers

  •
  Audit Committee Charter

  •
  Human Resources Committee Charter

  •
  Governance and Nominating Committee Charter

  •
  International Committee Charter

  •
  Procedures for bringing concerns or complaints to the attention of the Audit Committee

        The board met five times during 2012. All directors attended at least 75% of all board meetings and all meetings of Committees on which the director served. Directors are encouraged to attend the annual shareholders' meeting and all Company directors attended the 2012 annual shareholders' meeting. The board of directors periodically reviews the Corporate Governance Principles and any changes are communicated to shareholders by posting them on the Company's website.

Board Leadership Structure and Risk Oversight

        The board's leadership structure consists of a Chairman and a Lead Director. The Chairman is also the Chief Executive Officer. The board believes this combined role promotes unified leadership and direction for the board and executive management and allows for a single clear focus for the chain of command to execute the Company's strategic initiatives and business plans. The board does not believe the combined role adversely affects the independence of the board. All board members have substantial business experience and all board members, with the exception of the Chief Executive Officer, are independent within the meaning of the Company's corporate governance principles and the NYSE Listing Standards. The Company's independent directors meet in executive session without management present at every board meeting. The Chief Executive Officer periodically updates the board on succession planning for key officers and the board reviews CEO succession planning in detail annually at its July meeting.

        The board has established the position of Lead Director. The position is filled by independent director Kenneth E. Stinson. The lead director presides at executive sessions of the independent directors, serves as a liaison between the independent directors and the Chief Executive Officer, and has the ability to call meetings of the independent directors. Interested parties who wish to contact the board of directors or the lead director may communicate through the lead director by writing to: Lead Director of Valmont Board of Directors, Valmont Industries, Inc., One Valmont Plaza, Suite 601, Omaha, Nebraska, 68154-5215.

        The board has oversight responsibility for risks affecting the Company. The board has delegated risk oversight with respect to operational, compliance and financial matters to the Audit Committee and has delegated risk oversight with respect to compensation matters to the Human Resources Committee.

Governance Actions

        The board of directors and board committees have taken a number of corporate governance actions. The more significant actions include:

  •
  The board of directors has approved bylaws which adopt a majority voting system for the election of directors.

  •
  The board of directors has adopted director stock ownership guidelines. The guidelines provide that directors should own Valmont common stock with a value at least equal to five times the director's annual retainer. Directors have five years after joining the board to meet the guidelines.

  •
  The board of directors has adopted stock ownership and retention guidelines for senior management. The guidelines require an equity position having a value of six times base salary for the Chief Executive Officer, three times base salary for the Chief Financial Officer, Executive Vice President and Group Presidents, and two times base salary for other corporate officers. The officers are required to retain 75% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the stock ownership guidelines have been attained and maintained. The Company also has an anti-hedging policy and a policy prohibiting stock pledges applicable to directors and officers.

  •
  The board of directors has adopted an executive compensation recoupment policy. The policy generally provides that if Valmont is required to restate its financial statements for a period after fiscal 2006, the board of directors may require reimbursement of all or any part of any cash or stock award granted in December 2007 or later based on an incentive plan that relates to the performance of Valmont, if the employee engaged in certain conduct which caused or contributed to the need for the restatement. The board of directors has the right to apply the recoupment policy in all cases to the Chief Executive Officer, Chief Financial Officer and Group President (if the conduct occurred in the Group) if an employee engaged in the designated conduct.

  •
  The Human Resources Committee has engaged Frederick W. Cook & Co. ("Cook") as its independent executive compensation consulting firm. The Company does not engage Cook for any services beyond their support of the Human Resources Committee.

  •
  The board of directors in December 2005 permitted the Company's Shareholder Rights Plan to expire, effectively terminating the Shareholder Rights Plan.

Board Independence

        The board of directors is composed of a majority of independent directors. The board has established independence standards for Valmont's directors. These standards are set forth below and are contained in the Company's Corporate Governance Principles and follow the director independence standards established by the New York Stock Exchange:

  •
  A director will not be independent if, within the preceding three years (1) the director was employed by Valmont or an immediate family member of the director was an executive officer of Valmont, (2) a Valmont executive officer was on the compensation committee of the board of directors of a company which employed the Valmont director as an executive officer or which employed an immediate family member of the director as an executive officer, or (3) the director or the director's immediate family member received more than $120,000 during any twelve-month period in direct compensation from Valmont (other than director and committee fees).

  •
  A director will not be independent if (1) the director is an executive officer or an employee, or the director's immediate family member is an executive officer, of another company and (2) the other company made payments to, or received payments from, Valmont for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of either (i) such other company's consolidated gross revenues or (ii) Valmont's consolidated gross revenues.

  •
  A director will not be independent if (1) the director or an immediate family member is a current partner of Valmont's independent auditor, (2) the director is an employee of Valmont's independent auditor, (3) the director has an immediate family member who is a current employee of Valmont's independent auditor who personally works on Valmont's audit, or (4) the director or an immediate family member was within the last three years a partner or employee of Valmont's independent auditor and personally worked on Valmont's audit within that time.

  •
  For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who satisfy the above independence standards. The board's determination of each director's independence is disclosed annually in the Company's proxy statement.

  •
  Tax-exempt organizations to which Valmont makes contributions shall not be considered "companies" for purposes of these independence standards. However, Valmont will disclose in its annual proxy statement any such contribution which it makes to a tax-exempt organization in which a director serves as an employed executive officer if, within the preceding three years, contributions in any fiscal year exceeded the greater of $1,000,000 or 2% of such tax-exempt organization's consolidated gross revenues.

        The board has determined that all directors except Mr. Bay (the Company's Chief Executive Officer) have no material relationship with the Company and are independent within the meaning of the Company's Corporate Governance Principles and the NYSE listing standards. The directors determined that an aircraft interchange agreement and related agreements between the Company and Mutual of Omaha (an insurance and financial services company with in excess of $5 billion revenue), and purchases of services from a subsidiary of Peter Kiewit & Sons, Inc. (a construction company with in excess of $10 billion revenue), were in the ordinary course of business and immaterial.

Audit Committee

        The members of the Audit Committee during 2012 were directors Scott (Chairman), den Daas, Neary, and Paglia. Ms. Paglia became a member of the Committee following its February 2012 meeting. All members of the Audit Committee are independent within the meaning of the Company's Corporate Governance Principles and the listing standards of the NYSE. The board has determined that all members of the Audit Committee are qualified as audit committee financial experts within the meaning of Securities and Exchange Commission regulations. The Audit Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website. The report of the Audit Committee is included in this proxy statement.

        The Audit Committee met six times during 2012. The Audit Committee assists the board by reviewing the integrity of the financial statements of the Company; the qualifications, independence and performance of the Company's independent auditors and internal auditing department; and compliance by the Company with legal and regulatory requirements. The Audit Committee has sole authority to retain, compensate, oversee and terminate the independent auditor. The Audit Committee reviews the Company's annual audited financial statements, quarterly financial statements, and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company's selection or application of accounting principles, and the Company's internal control processes. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor. The Audit Committee has a written policy with respect to its review and approval or ratification of transactions between the Company and a director, executive officer or related person. The Audit Committee reviews and approves or disapproves any material related person transaction, i.e., a transaction in which the Company is a participant, the amount involved exceeds $120,000, and a director, executive officer or related person has a direct or indirect material interest. The Audit Committee reports to the board of directors any such material related person transaction that it approves or does not approve.

Human Resources Committee

        The current members of the Human Resources Committee are directors Barton (Chairman), Lewis, Stinson and Neary. All members of the Human Resources Committee are independent within the meaning of the Company's Corporate Governance Principles and the listing standards of the NYSE. The Human Resources Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website. The report of the Human Resources Committee is included in this proxy statement.

        The Human Resources Committee met four times during 2012. The Human Resources Committee assists the board in fulfilling its responsibilities relating to compensation of the Company's directors, executive officers and other selected employees. The Committee has responsibility for reviewing, evaluating and approving compensation plans, policies and programs for such persons. The Human Resources Committee annually reviews and approves corporate goals and objectives for the chief executive officer's compensation and evaluates the chief executive officer's performance in light of those goals and objectives. The Human Resources Committee, together with the other independent directors, determines the chief executive officer's compensation. The Committee also approves incentive compensation plans and equity based plans for executive officers and other selected employees. The Human Resources Committee has established stock ownership and retention guidelines for company officers, which are described in this proxy statement in Corporate Governance—Governance Actions. The board, upon recommendation of the Human Resources Committee, has established stock ownership guidelines for Company directors, which are described in this proxy statement in Corporate Governance—Governance Actions.

        The Human Resources Committee has the authority to retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Committee has engaged the services of Frederic W. Cook & Co., Inc. ("Cook"), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company's executive compensation program. Cook performs services solely on behalf of the Committee and does not perform any services for the Company. The Committee has assessed the independence of Cook pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest exists that would prevent Cook from independently representing the Committee.

Governance and Nominating Committee

        The current members of the Governance and Nominating Committee are directors Lewis (Chairman), Barton and Randt. All members of the Governance and Nominating Committee are independent within the meaning of the Company's Corporate Governance Principles and the listing standards of the NYSE. The Governance and Nominating Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website.

        The Governance and Nominating Committee met four times during 2012. The Governance and Nominating Committee assists the board by (1) recommending to the board Corporate Governance Principles for the Company, and (2) identifying qualified candidates for membership on the board, proposing to the board a slate of directors for election by the shareholders at each annual meeting, and proposing to the board candidates to fill vacancies on the board. The Governance and Nominating Committee coordinates the annual self-evaluation by the directors of the board's performance and the CEO's performance and the annual performance evaluation by each committee of the board. The Governance and Nominating Committee oversees the Company's process for consideration of nominees to the Company's board of directors. The process is described in the Director Nomination Process.

International Committee

        The current members of the International Committee are directors den Daas (Chairman), Randt, Milliken and Bay. The International Committee acts under a written charter, approved by the Board of Directors, a copy of which is available on the Company's website.

        The International Committee met three times during 2012. The Committee (1) periodically reviews the business strategies and initiatives of the Company's international business units, (2) periodically reviews international government and financial issues that have a significant effect on the Company, and (3) acts as a sounding board for the Chief Executive Officer and the management team concerning business opportunities and risks, including economic, political and social trends, in international markets.

Director Nomination Process

        The Governance and Nominating Committee considers candidates for board membership suggested by its members and other board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates from time to time. A shareholder who wishes to recommend a prospective nominee for board membership should notify the Company's Corporate Secretary in writing at least 120 days before the annual shareholder meeting at which directors are to be elected and include whatever support material the shareholder considers appropriate. The Governance and Nominating Committee will also consider nominations by a shareholder pursuant to the provisions of the Company's bylaws relating to shareholder nominations as described in Shareholder Proposals.

        The Governance and Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate once it has identified a prospective nominee. This initial determination is based on whatever information is provided to the Committee as well as other information available to or obtained by the Committee. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines that additional consideration is warranted, it may request a third-party search firm or other third parties to gather additional information about the prospective nominee.

        The Committee evaluates each prospective nominee in light of the standards and qualifications set out in the Company's Corporate Governance Principles, including:

  •
  Background, including demonstrated high standards of ethics and integrity, the ability to have sufficient time to effectively carry out the duties of a director, and the ability to represent all shareholders and not a particular interest group.

  •
  Board skill needs, taking into account the experience of current board members, the candidate's ability to work in a collaborative culture with other board members, and the candidate's qualifications as independent and qualifications to serve on the Audit Committee, Human Resources Committee, Governance and Nominating Committee and/or International Committee.

  •
  Diversity, including the extent to which the candidate reflects the composition of Company shareholders and other constituencies.

  •
  Business experience, which should reflect a broad experience at the policy-making level in business, government or education, both domestically and internationally.

        The Committee also considers such other relevant factors as it deems appropriate. In connection with the evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee interview prospective nominees in person or by telephone. After completing this evaluation process, the Committee makes a recommendation to the full board as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendations of the Committee. The Committee assesses the effectiveness of its policies in determining nominees for director as part of its annual performance evaluation.

ITEM 1:    BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

        The Company's board of directors is presently composed of ten members. The board is divided into three classes and each class serves for three years on a staggered term basis.

        Three directors have terms of office that expire at the 2013 annual meeting: Stephen R. Lewis, Jr., Kaj den Daas, and James B. Milliken. Mr. Lewis has reached director retirement age and will not stand for reelection. Messrs. den Daas and Milliken have been nominated by the board of directors, upon recommendation of the Governance and Nominating Committee, for re-election to three-year terms.

        The Company bylaws provide that directors are elected by the affirmative vote of a majority of the votes cast with respect to the director at the meeting, unless the number of nominees exceeds the number of directors to be elected (a contested election), in which case directors will be elected by the vote of a plurality of the shares present and entitled to vote at the meeting. If a nominee is not elected and the nominee is an incumbent director, the director is required to promptly tender his resignation to the board. The Governance and Nominating Committee will consider the tendered resignation and recommend to the board whether to accept or reject the resignation or whether other action should be taken. The board will act on the tendered resignation and publicly disclose its decision within 90 days from the certification of the election results. The director who tenders his resignation will not participate in the Committee's recommendation or the board action regarding whether to accept or reject the tendered resignation.

        The shares represented by the enclosed proxy will be voted for the election of the nominees named above. In the event any of such nominees becomes unavailable for election, the proxy holders will have discretionary authority to vote the proxies for a substitute. The board of directors has no reason to believe that any such nominee will be unavailable to serve.

        The following discussion provides information about the nominees, and the seven directors whose terms expire in 2014 and 2015, including ages, years of service, business experience, and service on other boards of directors within the past five years. Information is also provided concerning each person's specific experience, qualifications, attributes or skills that led the board to conclude that the person should serve as a director of the Company.

NOMINEES FOR ELECTION—Terms Expire 2016

        Kaj den Daas, age 63, retired in 2009 as Executive Vice President of Philips Lighting B.V. of the Netherlands (manufacturer of lighting fixtures and related components) and Chairman of its North American Lighting Operations. Mr. den Daas was responsible for oversight of the manufacturing, distribution, sales and marketing of Philips products in the United States, Canada and Mexico, with prior Philips experience in the Asia Pacific area. He serves on the board of directors of Lighting Science Group Corp. Mr. den Daas, a native of the Netherlands, has more than 30 years of international experience in the lighting industry. His extensive international business experience provides value to the Valmont board of directors. Mr. den Daas has been a director of the Company since October 2004.

        James B. Milliken, age 56, has been President of the University of Nebraska since August 2004. The University of Nebraska is a public university with an annual budget of over $2 billion. Mr. Milliken led the University of Nebraska education efforts in China, India, Brazil and other countries. Mr. Milliken has a law degree from New York University, has served on the American Council on Education's Blue Ribbon Panel on global engagement, the Council on Foreign Relations Higher Education Advisory Group, and chairs a national commission on Innovation, Competitiveness and Economic Prosperity. Mr. Milliken's experience in managing a large organization which has expanded internationally provides value to the Valmont board of directors as the Company grows internationally. Mr. Milliken has served as a director of the Company since December 2011.

CONTINUING DIRECTORS—Terms Expire 2015

        Glen A. Barton, age 73, was Chairman and Chief Executive Officer of Caterpillar, Inc. (manufacturer of construction and mining equipment, engines and gas turbines) from 1999 to January 2004. He previously served as a director of Newmont Mining Corporation and Inco Limited. Mr. Barton held numerous management positions with Caterpillar from 1961 to 2004, including responsibilities for operations in North America, South America, Latin America and Japan. Mr. Barton was formerly a global advisor to The Conference Board and formerly served as a director of the U.S.-Japan Business Counsel. Mr. Barton has a degree in civil engineering. His background in manufacturing and experience in international business is an asset for Valmont's board of directors. Mr. Barton has served as a director of the Company since October 2004.

        Daniel P. Neary, age 61, has been Chairman and Chief Executive Officer of Mutual of Omaha (full service and multi-line provider of insurance and financial services) since December 2004. Mutual of Omaha's revenues were in excess of $5 billion in 2012. He was previously President of the Group Insurance business unit of Mutual of Omaha. Mr. Neary's training as an actuary and knowledge of the financial services industry provides valuable background for board oversight of the Company's accounting matters. His experience in strategic development and risk assessment for the Mutual of Omaha insurance companies are well suited to membership on Valmont's board of directors. Mr. Neary has been a director of the Company since December 2005.

        Kenneth E. Stinson, age 70, is currently Chairman Emeritus of Peter Kiewit Sons', Inc. (construction and mining). Mr. Stinson was Chairman of Peter Kiewit Sons' Inc. from March 1998 to December 2012. He was Chief Executive Officer of Peter Kiewit Sons', Inc. from 1998 to 2004. He previously served as Chairman and CEO of Kiewit Construction Group, Inc. Peter Kiewit Sons', Inc. revenues were in excess of $10 billion in 2012. Mr. Stinson also serves as a director of ConAgra Foods, Inc. Mr. Stinson has a civil engineering degree and had management responsibility at Kiewit for the construction of highways, bridges, transit systems, power plants and refineries for commercial, industrial and governmental customers. His extensive experience in the United States infrastructure business aids the board's oversight of Valmont's engineered infrastructure products segment and utility support structures segment. Mr. Stinson has served as a director of the Company since December 1996.

        Catherine James Paglia, age 60, has been a director of Enterprise Asset Management, Inc., a New York based privately-held real estate and asset management company since September 1998. Ms. Paglia previously spent eight years as a managing director at Morgan Stanley, ten years as a managing director of Interlaken Capital, and served as chief financial officer of two public corporations. Ms. Paglia serves on the board of directors of the Columbia Funds and is a member of the board of trustees of the Carnegie Endowment for International Peace. Her extensive Wall Street experience and prior service as a chief financial officer of public companies provide an excellent background for membership on Valmont's Audit Committee. Ms. Paglia has served as a director of the Company since February 2012.

CONTINUING DIRECTORS—Terms Expires 2014

        Mogens C. Bay, age 64, has been Chairman and Chief Executive Officer of the Company since January 1997. He was President and Chief Executive Officer of the Company from August 1993 through December 1996. Mr. Bay currently serves as a director of ConAgra Foods, Inc. and Peter Kiewit Sons', Inc. Mr. Bay is the only Valmont officer who serves on the Company's board of directors. Mr. Bay's 34 years of experience with Valmont provides an extensive knowledge of Valmont's operating companies and its lines of business, its long-term strategies and domestic and international growth opportunities. Mr. Bay has served as a director of the Company since October 1993.

        Walter Scott, Jr., age 81, has been Chairman of Level 3 Communications, Inc. (communications and information services) since March 1998. Mr. Scott previously served as Chairman of the Board and President of Peter Kiewit Sons', Inc. Mr. Scott is a director of Berkshire Hathaway, Inc. and MidAmerican Energy Holdings Company. He previously served as a director of Commonwealth Telephone Enterprises and Burlington Resources. Mr. Scott is a civil engineer with management experience of infrastructure construction operations at Kiewit. His extensive board experience provides a valuable resource of strategic and oversight input to the Valmont board of directors. He has served as a director of the Company since April 1981.

        Clark T. Randt, Jr., age 67, is currently President of Randt & Co. LLC (business consulting) and has lived and worked in Asia for more than thirty years. Ambassador Randt served as the United States Ambassador to the Peoples Republic of China from July 2001 to January 2009. He currently serves as a director of United Parcel Service, Inc. Ambassador Randt was formerly a partner with the international law firm of Shearman & Sterling in Hong Kong where he headed the firm's China practice. Ambassador Randt is a member of the New York bar association and was admitted to the Hong Kong bar association and has over 25 years of experience in cross-border corporate and finance transactions. He is a member of the Council on Foreign Relations. His international experience and knowledge of Asian business operations and experience with U.S. investment in China serves the Company well as it expands its operations in Asia. Ambassador Randt has served as a director of the Company since February 2009.

Compensation Discussion and Analysis

        General.    The following compensation discussion and analysis provides information which the Human Resources Committee of the Board of Directors (the "Committee") believes is relevant to an assessment and understanding of Valmont's executive compensation programs. This discussion should be read in conjunction with these sections of the proxy statement: (1) the summary compensation table and related tables, (2) the Human Resources Committee information in the corporate governance section and (3) the 2012 compensation summary in the advisory vote on executive compensation section.

        Say-On-Pay Vote.    Valmont conducted its first advisory vote on executive compensation in April 2011. The resolution passed with 98.5% of the vote. The resolution passed with 98.3% of the vote in 2012. Valmont's shareholders in April 2011 also cast 94.6% of their votes in favor of an annual say-on-pay vote. The board of directors and the Human Resources Committee considered these results in determining compensation policies and decisions, and determined to hold annual say-on-pay votes and, based on the significant level of shareholder support, to continue the current compensation objectives, strategies, processes and practices described below.

        Compensation Objectives and Strategies.    Valmont's executive compensation programs, policies and practices are approved by the Committee. The compensation programs apply to executive officers and to certain key employees who are not executive officers. The programs specifically apply to the executive officers listed in the summary compensation table (named executive officers). The Committee has established Valmont compensation objectives pursuant to which Valmont's compensation programs are designed to:

  •
  target total compensation amounts at competitive market levels to attract, retain, motivate and reward the performance of executive officers and other key employees;

  •
  direct management focus to the long-term growth of the Company, enhance shareholder value, and ensure that executive officers have significant ownership without increasing dilution over acceptable levels; and

  •
  pay for performance by providing performance based incentive plans measured against established targets, with no guaranteed minimum payment provisions, and with total awards above median market levels for exceeding performance targets.

        The Committee established compensation strategies designed to carry out the compensation objectives, including:

  •
  total compensation evaluated by position, on an annual basis, against like positions in companies of similar sales volume, according to data provided by outside compensation consultants; and

  •
  base pay, annual incentives and long-term incentives targeted at median market levels, with the opportunity for annual and long-term incentives at the 75th percentile or higher for significantly exceeding performance targets.

The Committee in December 2006 engaged Frederic W. Cook & Co., Inc. ("Cook") as the Committee's independent executive compensation consultant. Cook reports directly to the Committee and provides advice to the Committee on the structure and amounts of executive and director compensation. Cook provides no other services to the Company.

        Compensation Processes and Practices.    The Committee follows certain processes and practices in connection with the structure and implementation of executive compensation plans.

  •
  The elements of compensation, and total compensation, are reviewed against general industry survey data and a peer group developed by Cook and approved by the Committee. The Committee uses the survey data and peer group information to assess the competitiveness of compensation levels and pay mix for the CEO, CFO and other executives.

  •
  The Committee used as its primary benchmark a general industry Aon Hewitt Survey of 114 companies which Cook adjusted to provide representative compensation levels for companies within a range of Valmont's annual revenues. The adjusted revenue size range of the companies in the Aon Hewitt Survey was approximately $2.60 billion. Valmont's 2011 revenues were approximately $2.64 billion and 2012 revenues were approximately $3.03 billion. The competitive medians referenced below for base salary, annual incentives and long-term incentives are the competitive medians based on the Aon Hewitt Survey data.

  •
  The Committee also used a peer group developed by Cook as a supplemental benchmark of CEO and CFO pay levels. Cook advised that, due to differences in the jobs of the individuals reported in the proxies of the peer group companies, consistent and reliable comparable compensation information was available only for the CEO and CFO. The current peer group consists of the following fourteen companies:

Barnes Group	Harsco	SPX Corporation
Carlisle Corporation	Hubbell	TORO
Crane	IDEX	Trinity Industries
FlowServe	Pall Corporation	Watts Water
Gardner Denver	Pentair
  •
  The Company's revenues approximated the median of the peer group and the Company's market cap was between the peer median and the peer 75th percentile. The peer group had median revenue of $2.85 billion and median market cap of $3.44 billion. Valmont's revenues for 2012 were approximately $3.03 billion and its market cap at year-end 2012 was approximately $3.63 billion.

  •
  The Committee also reviews a tally sheet with respect to the total compensation of each named executive officer and each group president. The Committee utilizes tally sheets as a reference point in order to ensure that the Committee has a comprehensive picture of the compensation paid and payable to each executive officer. The Committee uses market data provided by its independent compensation consultant as one of the primary factors in executive compensation decisions and the tally sheets are not determinative with respect to any particular element of compensation.

  •
  The compensation programs provide for both cash and equity elements. Base salary and annual incentives are paid in cash. Long-term incentives comprised of performance shares are paid in cash for executives who have met their stock ownership guidelines, and are paid 50% in cash and 50% in equity for other executives. Stock options are settled in equity.

  •
  The Committee determines the mix of cash and equity compensation. The Committee has no pre-established policy for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Committee reviews information provided by compensation consultants to determine the appropriate level and mix of incentive compensation. The Committee believes that a majority of an executive's overall compensation should be incentive-based and that each executive who has not attained applicable stock ownership guidelines should receive at least 50% of long-term compensation in equity.

  •
  The structure of all incentive compensation plans is reviewed periodically to assure their linkage to the current objectives and strategies and performance goals.

  •
  The Committee's policy is to establish base salary, annual incentives and long-term incentives with targets at the competitive median level and potential payouts of incentives up to 200% of target for executive officers who significantly exceed performance targets. The annual incentives and long-term incentives are established for each executive officer by using a percentage of base salary that approximates the competitive target median for the executive. There are no material differences in compensation policies with respect to individual executive officers.

  •
  The Company's programs have been designed so that compensation paid to executive officers will be deductible under the Internal Revenue Code's compensation limits for deductibility, although the Committee may from time to time make restricted stock awards or discretionary cash awards in excess of the deductibility limits to recognize exceptional performance in a particular year. Executive compensation generally produces ordinary income to the executive and a corresponding tax deduction for Valmont, except for amounts deferred under Valmont's qualified and related nonqualified plan, amounts subject to future vesting, and amounts related to stock awards which are subject to special accounting and tax provisions.

        Elements of Compensation.    Valmont's executive compensation is based on four components, each of which is intended to support the overall compensation philosophy.

  •
  The four components are base salary, annual incentives, long-term performance incentives, and equity incentives. For 2012, base salary accounted for approximately 20.5% of the total compensation of the named executive officers and incentive compensation accounted for approximately 76.5% of such total compensation.

  •
  Valmont's executive officers do not have employment agreements.

  •
  Valmont's executive officers do not have agreements providing for special payments in the event of a termination of employment or a change-of-control of Valmont. Valmont's equity incentive plans do provide for accelerated vesting of non-vested amounts in the event of a change-of-control. See Potential Payments Upon Termination or Change-in-Control.

  •
  Valmont does not have a pension plan. Valmont's executive officers do participate in its 401(k) Plan and also participate in the related non-qualified supplemental benefit plan.

  •
  Valmont does not maintain a perquisite program for its executive officers. Amounts relating to the Chief Executive Officer's limited use of Company aircraft for personal travel are included in the summary compensation table.

  •
  Valmont has an executive compensation recoupment policy described on page 5.

        Base Salary.    Base salary is targeted at the competitive median level. Competitive median levels are provided by Cook based on the primary benchmark survey prepared by Aon Hewitt. Base salary is intended to compensate the executive for satisfying the requirements of the position. Salaries for executive officers and other key employees are reviewed by the Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers and other key employees (other than the Chief Executive Officer). The annual salary plan is developed by the Company's Human Resources staff, under the ultimate direction of the Chief Executive Officer, and is based on national surveys of companies with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The salary plan is modified as deemed appropriate and approved by the Committee. The Committee reviews and establishes the base salary of the Chief Executive Officer based on competitive compensation data provided by Cook and the Committee's assessment of his past performance, his leadership in establishing performance standards in the conduct of the Company's business, and its expectation as to his future contribution in directing the long-term success of the Company and its businesses.

        The Committee continued the Company's combined matching contribution under the Valmont Employees Retirement Savings Plan (a 401(k) plan) and related Restoration Plan (a non-qualified plan in place since 2002 designed to restore benefits otherwise limited by IRS regulations). The contribution is 15% of covered compensation (salary, bonus and cash incentives) for Mr. Bay and Mr. McClain and 4.5% for other executive officers. The Committee set the contribution percentage for the top two executive officers at a higher rate due to the need to retain their critical services and the absence of any pension plan; the higher contribution percentage for the Chief Executive Officer and Chief Financial Officer will end when Mr. Bay and Mr. McClain no longer hold those positions. The Company's contributions to such plans for 2012 compensation for the named executive officers (which matched the amounts contributed by such executive officers) are set forth in the Non-Qualified Deferred Compensation table.

        Based on the factors described above, the Committee made changes to the base salaries of the named executive officers for 2012 to bring them more in line with competitive medians. The base salaries for 2012 are as follows: Mr. Bay, $980,000; Mr. McClain, $493,933; Mr. Atkinson, $412,000; Mr. Jaksich, $281,042 and Ms. Brown, $275,000. The Committee reviewed executive base salaries in December 2012 and made no change to the 2013 base salary for Messrs. Bay, McClain and Atkinson. The base salaries for Mr. Jaksich and Ms. Brown were increased to $305,000 and $300,000, respectively, based on their increased duties and performance in connection with the Company's growth. For 2013, base salaries of Bay, McClain, Atkinson, Jaksich and Brown are 100%, 101%, 101%, 116% and 85% of the competitive median level.

        Annual Incentives.    The Company's short-term incentives are paid pursuant to programs established under the shareholder approved Executive Incentive Plan. The Committee believes that the annual incentive of officers should be based on optimizing profits. Accordingly, the programs provide for target performance levels based on the Company's earnings per share performance for executive officers, and on the respective business unit's operating income for business unit senior officers; the business unit plans included a gross working capital modifier to promote effective use of the Company's capital. Annual incentives are targeted at the competitive median level. Competitive median levels are provided by Cook based on the primary benchmark survey prepared by Aon Hewitt. For 2012, each named executive officer's annual incentive opportunity ranged from 0% to 200% of the targeted incentive, depending on the level of achievement of the Company's earnings per share performance goals. The annual incentive targets for Bay, McClain, Atkinson, Jaksich and Brown were 106%, 82%, 100%, 100% and 74% of the competitive median level. For executive officers' 2012 annual incentives, a target incentive was established ranging from 35% to 110% of base salary, and performance goals were set based on earnings per share performance; the percentage of base salary for the named executive officers was: Mr. Bay, 110%; Messrs. McClain and Atkinson, 60%; Mr. Jaksich, 40%; and Ms. Brown, 40%. A minimum threshold level of earnings per share had to be attained before any incentive was earned by an executive officer. Payout under the plan to any executive officer was capped at two times the target incentive and three times the target incentive for the group presidents. Participants, thresholds and specific performance levels are established by the Committee at the beginning of each fiscal year. The Committee may in addition award discretionary non-incentive based bonuses to an executive officer to recognize exceptional performance in a particular year; no discretionary awards were made to named executive officers with respect to performance in 2012.

        The Committee approved participation, including executive officers, in the short-term incentive program for 2012. The threshold earnings per share performance for executive officers was set at earnings per share of $6.10 (2011 earnings per share of $8.60 reduced by non-recurring benefits, primarily Delta-related tax benefits of $2.49; these same reductions were made in determining fiscal 2011 performance for purposes of 2011 incentive plans). The target annual incentive (the amount of which for each executive officer was based on the competitive median pursuant to the primary benchmark survey provided by Cook) was set at $6.71, with a two times target incentive (the amount of which represented a capped payout potential based on the Committee's view of earning per share which would significantly exceed target) set at $7.63. Based on the $8.75 earnings per share performance levels achieved during 2012, short-term incentive payouts were made to named executive officers as follows: Mr. Bay, $2,156,123; Mr. McClain, $592,720; Mr. Atkinson, $494,400; Mr. Jaksich, $224,834 and Ms. Brown, $220,000. In February 2013, the Committee selected the participants and established the performance goals for the 2013 annual incentive program; the performance goals for named executive officers in 2013 are again based on earnings per share performance.

        Long-Term Performance Incentives.    Long-term performance incentives for senior management employees are provided in two ways: through long-term performance share programs established under the shareholder approved Executive Incentive Plan, and through equity awards under the shareholder approved Stock Plans. Both long-term performance incentive programs (long-term performance share plan and equity awards) are targeted at competitive median levels. Competitive median levels are provided by Cook based on the primary benchmark survey prepared by Aon Hewitt. For the three-year award cycle ended in 2012, each named executive officer's long-term incentive opportunity under the performance share program ranged from 0% to 200% of the targeted incentive, depending on the level of achievement of the Company's performance goals. The long-term incentive targets (including both performance shares and options) for Bay, McClain, Atkinson, Jaksich and Brown were 84%, 75%, 79%, 129% and 54% of the competitive median level.

        The current long-term performance share programs operate on three-year award cycles. The Committee selects participants, establishes target awards, and determines a performance matrix. The Committee designed the matrix for the award cycle ending in 2012 to encourage both the effective use of the Company's capital and the growth of its earnings, and consequently the matrix was based on average return on invested capital or "ROIC" and cumulative compound operating income growth or "OIG", weighted 40% ROIC and 60% OIG, at the beginning of each award cycle. Average ROIC of less than 8.0% coupled with OIG growth of less than 6% resulted in no incentive payment. Average ROIC of 9.5% coupled with OIG growth of 10% generated a target incentive payment (based on the competitive median established by Cook's primary benchmark survey). Average ROIC of 13% coupled with OIG of 17% generated a two times target incentive payment (a capped payout potential based on the Committee's judgment as to performance substantially exceeding the target levels). Targets for the 2010-2012 award cycle were established based on a predetermined percentage ranging from 25% to 120% of base salary, which amount is converted to performance shares valued at the Company's stock price at the beginning of the performance period (which for the 2010-2012 performance period was a thirty-day average of $78.82). The percentages of base salary for the named executive officers was: Mr. Bay, 120%; Messrs. McClain and Atkinson, 70%; Mr. Jaksich, 30% and Ms. Brown, 30%. The performance matrix provides for the performance shares to be increased or decreased in number based on greater or lesser levels of performance. Earned performance shares are then valued at the Company's stock price at the end of the performance period (the thirty-day average prior to fiscal year end); consequently, payouts may be higher or lower based on the Company's stock price performance during the award cycle. Performance incentives are generally forfeited if a participant leaves the Company before the end of the performance cycle. Prorated awards may be earned based on performance results in the event of death, disability, normal retirement, termination of employment without cause, or a change in control. Earned performance shares are capped at two times the target number of performance shares. The Committee approves the number of performance shares to be paid following a review of results at the end of each performance cycle. Awards may be paid in cash or in shares of common stock or any combination of cash and stock; participants who have not attained applicable stock ownership guidelines receive 50% of the award in common stock.

        The Committee in February 2010 selected the participants, including executive officers, for participation in the award cycle ending in 2012. Based on the above described ROIC and OIG performance goals established by the Committee, the Company's three-year average 10.21% ROIC and three-year cumulative compound operating income growth of 8.37%, long-term incentives for the three-year period 2010-2012 were earned at 98.7% of target. The Company's stock price during the performance period increased from $78.82 to $136.77 which increased the value of the earned performance shares. Consequently, long-term incentive payments were earned by the named executive officers as follows: Mr. Bay, $1,809,306; Mr. McClain $514,520; Mr. Atkinson; $413,103; Mr. Jaksich, $118,221; and Ms. Brown, $50,475 (reflecting a proration based on her July 2011 executive officer status). All awards to the named executive officers were paid in cash, except 50% of the award to Mr. Atkinson was paid in stock.

        In February 2012, the Committee selected the participants and established the performance goals for the 2012-2014 award cycle; the performance goals for the cycle ending in 2014 are again based on a combination of growth in operating income and return on invested capital, with targets established based on a percentage of base salary ranging from 25% to 150% and performance targets established at 9.5% average ROIC and 10% OIG growth. The weighting of performance factors for the 2012-2014 award cycle is again 40% average ROIC and 60% OIG growth as the Committee continues to place greater emphasis on growth. In February 2013, the Committee selected the participants and established the performance goals for the 2013-2015 long-term performance share program; the performance goals for named executive officers are again based on ROIC and OIG performance.

        Stock Incentives and Ownership Guidelines.    The board of directors, upon recommendation of the Committee, has established stock ownership and retention guidelines for senior management. The guidelines require an equity position having a value of six times base salary for the Chief Executive Officer, three times base salary for the Chief Financial Officer, Executive Vice President and Group Presidents, and two times base salary for other corporate officers. The officers are required to retain 75% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the stock ownership guidelines have been attained and maintained. The Chief Executive Officer, Chief Financial Officer and the other named executive officers currently meet these targets, except for Mr. Atkinson who became an executive officer in 2011. The Company has an anti-hedging policy and a policy prohibiting stock pledges applicable to directors and officers.

        Long-term stock incentives are provided through grants of stock options and restricted stock to executive officers and other key employees pursuant to the shareholder approved 2002 and 2008 Stock Plans. The stock component of compensation is intended to retain and motivate employees to improve long-term shareholder value. Such grants for executive officers were in 2010, 2011 and 2012 made at the regularly scheduled Committee meeting in December of each year. Stock options are granted at the market value on the date of grant and have value only if the Company's stock price increases. Stock options granted during 2012 vest beginning on the first anniversary of the grant in equal amounts over three years and expire seven years after the date of grant. Employees must be employed by the Company at the time of vesting in order to exercise the options. Options also vest on death, disability and change-of-control; if an employee retires on or after age 62, options continue to vest for three years. The Company's stock plans prohibit repricing.

        The Committee establishes the number and terms of the options granted under the stock plans. The Committee established the terms and provisions of stock options based on industry standards as provided to the Committee by its independent compensation consultant. The Committee established the number of options to each executive officer so that the aggregate long-term incentive compensation would be targeted at competitive median levels. The value used in determining the number of stock options granted to each executive officer was computed in accordance with FASB Accounting Standards Codification Topic 718, which is described in footnote 10 to the Company's consolidated financial statements. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. The table on page 3 reflects the ownership position of the directors and executive officers at March 6, 2013. Outstanding performance by an individual executive officer is recognized through larger option grants. The Committee, in determining grants of stock options under the stock plans, also reviews and considers the executive's history of retaining shares previously obtained through the exercise of prior options. In December 2012, stock options were granted to the named executive officers with a fair market value of a percentage of base salary: Mr. Bay, 150%; Mr. Atkinson, 70%; Mr. Jaksich, 35% and Ms. Brown, 35%. Mr. McClain retired in late February 2013 and consequently did not receive an option grant. The amounts were established so that aggregate long-term incentive compensation would be targeted at competitive median levels. Competitive median levels are provided by Cook based on the primary benchmark survey prepared by Aon Hewitt.

        The Committee granted options for an aggregate of 137,344 shares to 175 employees in December 2012, including options to named executive officers as described below. In addition, the Committee granted in December 2012 restricted stock units for an aggregate of 7,545 shares to 55 international employees and restricted stock for an aggregate of 14,179 shares (all with three-year cliff vesting) to 164 non-executive employees. The Company currently has outstanding an aggregate 5,027 unvested restricted shares to executive officers and division presidents, all of which have three-year or five-year cliff vesting.

        The Committee determined in December 2007 that the equity grants to executive officers should be primarily in options in order that the awards be performance based. In December 2012, the Committee granted 39,531 stock options to Mr. Bay, 7,755 to Mr. Atkinson, 3,280 to Mr. Jaksich, and 3,226 to Ms. Brown. The option grants vest in equal installments over three years. The Committee determined that such grants were appropriate long-term incentives, based on market data and the Committee's review of each executive's performance.

        The Committee has stated its belief that the programs described above provide compensation that is competitive with comparable companies, link executive and shareholder interests and provide the basis for the Company to attract and retain qualified executives. The Committee has indicated that it will continue to monitor the relationship among executive compensation, the Company's performance and shareholder value.

Chief Financial Officer Transition

        Terry McClain retired as the Company's Chief Financial Officer in late February 2013 after more than 30 years of service. The Board of Directors named Richard Heyse as the new Chief Financial Officer. The Human Resources Committee, in consultation with its compensation consultant, established the compensation for Mr. Heyse based on the factors described in the foregoing Compensation Discussion and Analysis. Mr. Heyse's compensation includes (1) a base salary of $485,000 per year, (2) participation in the 2013 short-term incentive plan with a target incentive of 60% of base salary, (3) participation in the 2013-2015 long-term performance share program with a target of 70% of base salary, (4) prorated participation in the long-term performance share programs for the three-year performance periods ending in 2013 and 2014, with a target at 70% of base salary, and (5) a stock option grant for 10,000 shares with three-year tiered vesting.

 Compensation Risk Assessment

        The Human Resources Committee in February 2013, with its independent compensation consultant, conducted a risk assessment of the Company's compensation programs. The Committee believes the programs are designed to promote long-term value creation and do not motivate imprudent risk taking. The Company sets performance goals that are reasonable in light of past performance and market conditions. The annual and long-term incentive plans for executives and senior management use an aggregate of three or more company-wide performance metrics which provide for sliding scale incentives rather than an all-or-nothing approach; all such incentives have thresholds before they are paid and all are capped. The long-term incentives, consisting of performance shares and options, have a three-year performance period or vesting period and consequently the value to executives varies with the Company's stock price over the period. The Company has a stock retention policy which requires retention of equity awards until stock ownership guidelines are met. The Company also has an executive clawback policy in the event of financial restatements due to fraud.

Human Resources Committee Report

        The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

HUMAN RESOURCES COMMITTEE Glen A. Barton, Chairman Stephen R. Lewis, Jr. Daniel P. Neary Kenneth E. Stinson

 Executive Compensation

Summary Compensation Table

	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)(3)	All other compensation ($)(4)	Total ($)
Mogens C. Bay	2012	980,000		1,470,084	1,517,990	2,156,123		881,571	7,005,768
Chairman and	2011	880,000	0	1,320,000	1,322,763	1,936,000	0	534,800	5,993,563
Chief Executive	2010	880,000	0	1,056,000	1,056,169	0	0	460,118	3,452,287
Officer
Terry J. McClain	2012	493,958		345,753	0	592,720		240,180	1,672,611
Sr. Vice President	2011	439,185	0	308,708	309,349	529,214	0	145,260	1,731,716
and Chief Financial	2010	429,021	0	300,300	300,335	0	0	126,007	1,155,663
Officer
Todd G. Atkinson(5)	2012	412,000		288,400	297,792	494,400	223,248	58,693	1,774,533
Executive Vice	2011	475,637	0	848,536	560,527	480,000	213,222	83,766	2,661,688
President
Mark C. Jaksich	2012	281,042		98,365	125,952	224,834		28,084	758,277
Vice President	2011	250,930	0	87,826	88,005	200,744	0	20,325	647,830
and Corporate	2010	230,004	50,000	69,000	68,988	0	0	15,312	433,304
Controller
Vanessa K. Brown(6)	2012	275,000		96,250	123,878	220,000		28,502	743,630
Vice President
Human Resources

(1)
Stock awards consist of the grant date fair value (based on the target award amount) of the performance shares which can be earned by each of the above-named executives under the long-term incentive program with respect to grants in each fiscal year. See Compensation Discussion and Analysis for a description of these awards. The maximum award value, if earned (exclusive of increases in performance share value based on increases in the Company's stock price) would be two times the amounts shown in this column for the performance shares.

(2)
Option awards reflects the aggregate grant date fair value of stock options computed in accordance with FASB Accounting Standards Codification Topic 718. See footnote 10 to the Company's consolidated financial statements for the assumptions used in the valuation of these awards.

(3)
The Company does not have a pension plan. Delta is the sponsor of a defined benefit pension plan ("Delta Pension Plan") for former Delta employees in the United Kingdom which provides benefits with reference to base salary paid by Delta. Mr. Atkinson was formerly an employee of Delta. This column represents the increase in the present value of Mr. Atkinson's pension benefits in fiscal 2011 and 2012 from the Delta Pension Plan. The Delta Pension Plan has no active employees as members.

(4)
All Other Compensation reflects amounts contributed by Valmont to its 401(k) plan and related supplemental benefit plan, which matches the amounts contributed in 2012 by executive officers in accordance with plan provisions; such contributions are 4.5% of the executive officer's salary, bonus and incentives that are paid in cash (15% for Messrs. Bay and McClain); includes $139,757 with respect to Mr. Bay's personal use of Company aircraft in 2012, based on the Company's variable operating costs. Contributions to the supplemental benefit plan are based on cash compensation, a majority of which is performance based and variable.

(5)
Mr. Atkinson became an executive officer in April 2011 following the Company's acquisition of Delta. A portion of Mr. Atkinson's Stock Awards and Option Awards in 2011 with an approximate value of $559,506 was intended to replace certain payments from Delta, which payments Mr. Atkinson would have received had his employment with Delta terminated following the acquisition. Mr. Atkinson's salary for 2011 includes amounts paid while he was employed by Delta.

(6)
Ms. Brown became a named executive officer in 2012.

 Grants of
Plan-based Awards for Fiscal 2012

								All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)					Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards($)(2)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Mogens C. Bay	2/20/2012	0	1,078,062	2,156,123	8,643	17,286	34,572
	12/17/2012							0	39,531	136.42	1,517,990
Terry J. McClain	2/20/2012	0	296,360	592,720	2,033	4,065	8,130
Todd G. Atkinson	2/20/2012	0	247,200	494,400	1,696	3,391	6,782
	12/17/2012							0	7,755	136.42	297,792
Mark C. Jaksich	2/20/2012	0	112,417	224,834	578	1,156	2,312
	12/17/2012							0	3,280	136.42	125,952
Vanessa K. Brown	2/20/2012	0	110,000	220,000	566	1,131	2,262
	12/17/2012							0	3,226	136.42	123,878

(1)
Non-equity incentive awards were made with respect to the Company's 2012 annual incentive plan. Equity incentive plan awards represent performance shares under the Company's 2012-2014 long-term incentive plan. See Compensation Discussion and Analysis for a description of each plan. Performance shares and option awards are made under the stockholder-approved 2008 Stock Plan.

(2)
See footnote 10 to the Company's consolidated financial statements for the assumptions used in valuing these awards.

 Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Mogens C. Bay	14,654	0		80.83	12/13/2016			15,833	2,121,622
	14,829	14,829		85.32	12/13/2017			13,397	1,795,198
	19,229	38,458		83.94	12/12/2018			17,286	2,316,324
	0	39,531	0	136.42	12/17/2019
Terry J. McClain	4,167	0		80.83	12/13/2016			3,703	496,202
	4,217	4,217		85.32	12/13/2017			3,810	510,540
	4,497	8,994		83.94	12/12/2018			4,065	544,710
Todd G. Atkinson	6,086	3,042	0	110.26	2/21/2018	2,539	340,226	3,359	450,106
	4,078	8,158		83.94	12/13/2018			3,059	409,906
	0	7,755	0	136.42	12/17/2019			3,391	454,394
Mark C. Jaksich	4,500	0	0	57.46	12/14/2015			1,053	141,102
	2,873	0		80.83	12/13/2016			875	117,250
	1,937	969		85.32	12/13/2017			1,156	154,904
	1,279	2,559		83.94	12/12/2018
	0	3,280	0	136.42	12/17/2019
Vanessa K. Brown	1,750	0	0	24.78	12/19/2014	711	95,724	1,131	151,540
	1,620	0	0	86.72	12/16/2014
	2,100	0	0	57.46	12/14/2015
	1,530	0	0	80.83	12/13/2016
	920	460	0	85.32	12/13/2017
	1,019	2,040	0	83.94	12/12/2018
	0	3,226	0	136.42	12/17/2019

(1)
The options for these individuals that expire on December 14, 2015 vested in equal amounts on December 14, 2009, December 14, 2010 and December 14, 2011. The options for these individuals that expire on December 13, 2016 vested in equal amounts on December 13, 2010, December 13, 2011 and December 13, 2012. The options for these individuals that expire on December 13, 2017 vested or vest in equal amounts on December 13, 2011, December 13, 2012 and December 13, 2013. The options for these individuals that expire on December 12, 2018 vested or vest in equal amounts on December 12, 2012, December 12, 2013 and December 12, 2014. The options for these individuals that expire on December 17, 2019 vest in equal installments on December 17, 2013, December 17, 2014 and December 17, 2015. The stock options granted to Mr. Atkinson that expire on February 21, 2018 vested or vest in equal installments beginning February 21, 2012, February 12, 2013 and February 12, 2014.

(2)
The restricted shares vest for Mr. Atkinson on February 21, 2014. Dividends are paid on restricted shares.

(3)
Number shown is based on the target number of performance shares which can be earned under the long-term incentive plans for the three-year periods ending in 2014, 2013, and 2012, respectively. See Compensation Discussion and Analysis for a description of the provisions of the long-term incentive plans.

(4)
Based on the target number of performance shares at the closing market price at the end of the 2012 fiscal year ($134.00 per share).

 Options Exercised

	Option Awards
Name	Number of Shares Acquired on Exercise ($)	Value Realized on Exercise ($)(1)
Mogens C. Bay	25,033	1,695,235
	14,654	649,905
	14,829	591,084
Terry J. McClain	7,700	527,758
	4,168	188,269
	4,217	171,548
Todd G. Atkinson	0	0
Mark C. Jaksich	0	0
Vanessa K. Brown	1,600	120,992
	666	61,645

(1)
Difference between the exercise price of the options and the market price on date of exercise.

Delta Pension Benefits 2012

        Mr. Atkinson was a participant in Delta's defined benefit pension plan ("Delta Pension Plan") during his employment by Delta in the United Kingdom prior to July 2011. The Delta Pension Plan provides defined benefit retirement income to eligible Delta employees in the United Kingdom. The Delta Pension Plan no longer has any active employees as members. Mr. Atkinson's retirement benefits are 3.33% of final pensionable salary per year of service, subject to a maximum of 20 years of service, upon retirement at the normal retirement age (age 60). For the purposes of the above calculation, final pensionable salary is capped at the level of the UK notional earnings cap (which was $199,908 on the date Mr. Atkinson ceased active participation in the Delta Pension Plan). The Delta Pension Plan also makes provision for spouse and dependent pensions, and for payments upon death or ill health. All plan benefits are subject to the United Kingdom's HM Revenue & Custom limits and allowances, and Mr. Atkinson may begin receiving benefits at age 55 with the consent of the plan trustee.

        As of December 29, 2012, Mr. Atkinson had 10.83 years of credited service under the Delta Pension Plan, and the present value of his accumulated benefit was $1,634,091, assuming that he will exchange 25% of his pension benefit for a lump sum cash payment upon retirement, and that he begins to receive benefits at normal retirement age under the plan (age 60). The valuation methodology and the other material assumptions in quantifying the present value of the accumulated benefit are presented in footnote 16 to the financial statements included in the Company's Form 10-K for the fiscal year ended December 29, 2012, which is the pension plan measurement date used for financial reporting purposes.

 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)(4)
Mogens C. Bay	722,214	730,564	659,503	0	7,473,972
Terry J. McClain	677,110	228,930	324,106	0	3,577,028
Todd G. Atkinson	142,223	42,042	7,130	0	294,935
Mark C. Jaksich	93,615	16,834	136,593	0	1,277,810
Vanessa K. Brown	84,119	17,252	7,607	0	193,535

(1)
Executive officer contributions are included in the executive compensation amounts reflected in the Summary Compensation Table as part of Salary, Bonus and Non-equity Incentive Plan Compensation; such contributions include deferrals to the nonqualified deferred compensation plan but not amounts contributed to the qualified 401k plan.

(2)
Company contributions match executive contributions to the 401(k) and related nonqualified deferred compensation plans with respect to compensation and are included in the Summary Compensation Table under All Other Compensation. Valmont contributions are 4.5% of the executive officer's salary, bonus and cash incentives (15% for Messrs. Bay and McClain).

(3)
The aggregate balance includes amounts contributed after the fiscal year end with respect to fiscal 2012 compensation.

(4)
The Company does not have a pension plan or other defined benefit plan. The Company's nonqualified deferred compensation plan is offered to allow certain Company employees who, due to compensation and contribution ceilings established under the Internal Revenue Service regulations, are limited in making contributions to the Company's 401(k) plan. This plan is fully funded and the related assets in the plan are reported on the Company's balance sheet and are subject to creditor claims in event of the Company's bankruptcy. The vesting provisions follow that of the Company's 401(k) plan. Compensation that is eligible for deferral by the executive includes salary, bonus and cash incentives, and the executive may defer any percentage of eligible compensation. Investment values and related earnings are based on quoted market prices of the investments held by the plan. Investment alternatives under the plan are selected by each executive and may be changed based on the rules set forth by each investment fund selected by the employee. Distribution payments are made upon some specified period after separation from service in accordance with Section 409A of the Internal Revenue Code. The methods of distribution include single lump sum cash payment or annual installments for 2-10 years. In-service withdrawals are allowed in compliance with Section 409A of the Code.

 Director Compensation

Name	Fees Earned or paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter Scott, Jr.	98,500	119,985	0	0	0	0	218,485
Kenneth E. Stinson	120,500	119,985	0	0	0	0	240,485
Stephen R. Lewis, Jr.	101,500	119,985	0	0	0	0	221,485
Glen A. Barton	101,500	119,985	0	0	0	0	221,485
Kaj den Daas	106,500	119,985	0	0	0	0	226,485
Daniel P. Neary	96,500	119,985	0	0	0	0	216,485
Clark T. Randt	91,500	119,985	0	0	0	0	211,485
J. B. Milliken	85,500	43,966	0	0	0	0	129,466
Catherine J. Paglia(3)	81,083	21,001	0	0	0	0	102,084

(1)
Non-employee directors in 2012 received (1) an annual retainer of $65,000, (2) $2,500 for each board meeting attended ($1,000 if the participation was via teleconference), and (3) $2,000 for each committee meeting attended. The lead director received an additional $35,000 for the year and each committee chairman received an additional $10,000 for the year. Director Scott has elected to receive his cash fees in the form of deferred compensation which accrues interest indexed to U.S. government bonds compounded monthly. Non-employee directors also received a grant of restricted stock units with a value of $120,000 (based on the closing market price of the Company's common stock on the date of the Company's annual shareholders' meeting). The equity grants are made annually on the date of and following completion of the Company's annual shareholders' meeting. The restricted stock units vest on the first anniversary of the grant date (subject to deferral by the director). The directors reviewed their compensation in February 2013. The directors received input from the independent compensation consultant engaged by the Human Resources Committee and noted that there had been no changes in compensation since February 2008. The directors approved an increase in the annual retainer to $75,000 and an increase in the value of the annual grant of restricted stock units to $130,000, each effective in April 2013.

(2)
Unexercised outstanding options and stock awards (consisting of unvested restricted stock units), for each director as of December 29, 2012 were as follows:

Name	Restricted Stock Units	Options
Walter Scott, Jr.	977	16,000
Kenneth E. Stinson	977	16,000
Stephen R. Lewis, Jr.	977	4,000
Glen A. Barton	977	4,000
Kaj den Daas	977	0
Daniel P. Neary	977	4,000
Clark T. Randt	977	0
J. B. Milliken	358	0
Catherine J. Paglia	170	0
(3)
Ms. Paglia joined the board on February 21, 2012 and Mr. Milliken joined the board on December 13, 2011.

Equity Compensation Plan Information

        The following table provides information about the Company's common stock that may be issued upon exercise of options, warrants and rights under existing equity compensation plans as of December 29, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation (including securities plans reflected in column (a)) (c)
Equity compensation plans approved by security holders	868,992	$84.91	472,567
Equity compensation plans not approved by security holders	0	—	0

Total	868,992		472,567

Potential Payments Upon Termination or Change-In-Control

        Valmont does not have employment agreements with its executive officers. Valmont also does not have special severance or change-in-control payment agreements with its executive officers.

        Valmont's executive officers may receive severance payments upon a termination of employment under Valmont's severance plan which is generally available to all administrative employees. The severance plan generally provides one week of salary for each year of service up to 26 weeks of salary. Valmont's executive officers would also be entitled to receive upon termination of employment amounts accumulated in their respective deferred compensation accounts, at the times and in the manner established for their respective accounts; such amounts are described in the Non-Qualified Deferred Compensation table.

        Valmont's stockholder-approved stock plans provide that all outstanding options become immediately exercisable in the event of a change-in-control and that all restrictions on restricted stock lapse in the event of such a change-in-control. A change-in-control, defined specifically in the plans, generally occurs if: (i) a person, entity or group (excluding Valmont plans) acquires 50% or more of Valmont's common stock or total voting power of Valmont's voting securities; (ii) incumbent directors or their replacements (whose election or nomination was approved by at least a majority of then incumbent directors) cease to constitute a majority of the board; (iii) a reorganization, merger, consolidation, or sale of substantially all of the Company's assets occurs unless Valmont's shareholders prior to the transaction own after the transaction 50% or more of the voting power of Valmont's securities; and (iv) Valmont is liquidated or dissolved. Options granted in 2008 and subsequent years provide for continued vesting pursuant to the option terms if the optionee voluntarily retires on or after attaining age 62. If such a change-in-control or retirement had occurred on the last day of fiscal 2012, the incremental value (fair market value of company common stock on such date less exercise price) of unvested options held by the named executed officers would have been: Mr. Bay—$2,788,104; Mr. McClain—$689,211; Mr. Atkinson—$590,201; Mr. Jaksich—$184,697; and Ms. Brown—$130,932 and the value of unvested restricted stock for Mr. Atkinson—$346,700 and Ms. Brown—$97,087. The unvested stock options for such individuals and the unvested restricted stock for such individuals are set forth in the Outstanding Equity Awards at Fiscal Year-End table. In addition, a pro rata portion (based on period of service and full period performance results) of the performance shares awarded under the long-term incentive plan may be earned in the event of death, disability, normal retirement, termination of employment without cause, or change-in-control. If such a change-in-control or retirement had occurred on the last day of fiscal 2012, the prorated value of the long-term incentive awards (based on target award numbers) which would have been payable to the named executive officers would have been: Mr. Bay—$2,231,403; Mr. McClain—$522,872; Mr. Atkinson—$739,652; Mr. Jaksich—$148,669; and Ms. Brown—$51,562.

 Shareholder Return Performance Graphs

        The graphs below compare the yearly change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns of the S&P Mid Cap 400 Index and the S&P Mid Cap 400 Industrial Machinery Index for the five and ten-year periods ended December 29, 2012. The Company was added to these indexes in 2009 by Standard & Poor's. The graphs assume that the beginning value of the investment in Valmont Common Stock and each index was $100 and that all dividends were reinvested.

 Audit Committee Report

        The Audit Committee (the "Committee") is appointed by the board of directors to assist the board by reviewing (1) the integrity of the Company's financial statements, (2) the qualifications, independence and performance of the Company's independent auditors and internal auditing department and (3) the compliance by the Company with legal and regulatory requirements. The Committee manages the Company's relationship with its independent auditors, who report directly to the Committee. The Committee has sole authority to retain, compensate, oversee and terminate the independent auditors. The Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company's website at www.valmont.com.

        The Company's management is responsible for its financial reporting process and internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee oversees the Company's financial reporting process and internal controls on behalf of the board of directors.

        The Committee reviews the Company's annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Committee reviews reports on various matters, including (1) critical accounting policies of the Company, (2) material written communications between the independent auditor and management, (3) the independent auditor's internal quality-control procedures, (4) significant changes in the Company's selection or application of accounting principles and (5) the effect of regulatory and accounting initiatives on the financial statements of the Company. The Committee also considered whether the provision of non-audit services provided by Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors, to the Company during fiscal 2012 was compatible with the auditor's independence.

        The Committee reviewed and discussed the Company's audited financial statements for fiscal 2012 with both management and Deloitte. The Committee received from and discussed with Deloitte the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence. The Committee also discussed with Deloitte any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board relating to communications between the audit committee and the independent auditors. Based on these reviews and discussions, the Committee recommended to the board of directors and the board has approved that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2012.

AUDIT COMMITTEE Walter Scott, Jr., Chairman Kaj den Daas Daniel P. Neary Catherine James Paglia

ITEM 2:    ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Valmont is asking its shareholders to provide advisory approval of the compensation paid to named executive officers. Shareholders are being asked to vote on the following resolution:

    RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the 2013 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.

        The Company believes that its compensation programs have served to achieve the objectives of attracting highly competent executives, enhancing long-term growth and shareholder value, and assuring compensation at appropriate levels based on performance.

        Valmont conducted its first advisory vote on executive compensation in April 2011. The resolution passed with 98.5% of the vote. The resolution passed with 98.3% of the vote in 2012. Valmont's shareholders in April 2011 also cast 94.6% of their votes in favor of an annual say-on-pay vote. The board of directors and the Human Resources Committee considered these results in determining compensation policies and decisions, and determined to hold annual say-on-pay votes and, based on the significant level of shareholder support, to continue the current compensation objectives, strategies, processes and practices described below.

Compensation Objectives, Strategies, Processes and Practices

        The Company encourages shareholders to read about its compensation objectives, strategies, processes and practices in the Compensation Discussion and Analysis. Some of the more significant elements of the compensation practices are these:

  •
  Base pay, annual incentives and long-term incentives are targeted at median market levels. Median market levels are determined by Frederic W. Cook & Co., Inc. ("Cook"), the independent executive compensation consultant to the Human Resources Committee, based on surveys prepared by Hewitt Associates. Cook reports directly to the Human Resources Committee and provides no other services to the Company.

  •
  Annual incentives and long-term incentives are performance based. Executive officers do not receive incentive payments unless pre-established targets are met.

  •
  Valmont's executive officers do not have employment agreements.

  •
  Valmont's executive officers do not have agreements providing for special payments in the event of a termination of employment or change-of-control.

  •
  Valmont does not maintain a perquisite program for executive officers.

  •
  Valmont has an executive compensation recoupment policy.

  •
  Valmont's stock plan prohibits option repricing.

  •
  Valmont has stock ownership guidelines for executive officers.

  •
  Valmont has a stock retention policy for executive officers which requires retention of equity awards until the stock ownership guidelines are met.

  •
  Valmont has an anti-hedging policy and a policy prohibiting stock pledges applicable to directors and officers.

Fiscal 2012 Compensation for Executive Officers

  •
  Base Salary.  The base salaries paid to Valmont's named executive officers in 2012 were increased to bring such salaries more in line with competitive medians as determined by the independent compensation consultant of the Human Resources Committee. There were no changes to the base salary of the Chief Executive Officer or the Chief Financial Officer for 2013. The current base salary of the Chief Executive Officer and Chief Financial Officer are 100% and 101%, respectively, of the competitive median level.

  •
  Annual Incentives.  Annual incentives are performance based. The annual incentives for 2012 were based on threshold, target and above target increases in earnings per share. The Human Resources Committee established threshold earnings per share at $6.10 (2011 earnings per share of $8.60 reduced by non-recurring benefits, primarily Delta-related tax benefits of $2.49; these same reductions were made in determining fiscal 2011 performance for purposes of 2011 incentive plans). The Human Resources Committee determined that a target annual incentive would be earned for earnings per share of $6.71 (a 10% increase) and that a maximum incentive of two times target would be earned for earnings per share of $7.63 (a 25% increase). The 2012 earnings per share of $8.75 produced annual incentive payouts for executive officers of two times target.

  •
  Long-Term Incentives.  Long-term incentives are performance based. The three-year performance period which ended in 2012 based long-term incentives on a combination of three-year average ROIC (return on invested capital) and three-year growth in OIG (cumulative compound operating income growth), weighted 40% ROIC and 60% OIG. The Human Resources Committee established in February 2010 the targets for the three-year performance cycle ending in 2012. The targets were established at OIG growth of 10% and average ROIC of 9.5%. The Company's above-target performance in 2011 and 2012 was partially offset by the below-target performance of 2010 resulting in payouts for the three-year performance period ending in 2012 at 98.7% of target. The below-target performance of 2010 completely offset the above-target performance in 2009 and 2011, and resulted in no long-term incentives being earned for the three-year performance period ended in 2011.

  •
  Stock Options.  Stock options are also a form of long-term incentive. The Human Resources Committee established the terms and provisions of stock options granted in 2012 based on industry standards as provided by its independent compensation consultant. The number of options granted to each executive officer was established so that the aggregate long-term incentive compensation would be targeted at competitive median levels. Information on the stock options granted to named executive officers during 2012 is at Grants of Plan Based Awards for Fiscal 2012.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is nonbinding on the board of directors. Although non-binding, the board of directors and the Human Resources Committee will review and consider the voting results when making future decisions regarding the Company's executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ITEM 2.

ITEM 3:    APPROVAL OF THE VALMONT 2013 STOCK PLAN

General

        Valmont's board of directors has adopted the Valmont 2013 Stock Plan (the "Plan"), subject to stockholder approval. The board of directors recognizes the value of stock incentives in motivating superior performance, encouraging and providing for the acquisition of an ownership interest in the Company by participants, and enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company. Valmont most recently requested stockholder approval of a Stock Plan in 2008. The Plan requests authorization for the issuance of up to 1,700,000 shares of common stock. This is the same share authorization as was obtained from stockholders in 2008. While shares remain available for issuance under prior Valmont stock plans, following approval of the Plan by Company stockholders, no additional award grants shall be made under any prior Valmont stock plan.

        The Company's outstanding stock option awards and full-value awards (unvested restricted stock and restricted stock units) as of December 29, 2012 were 868,992 options and 79,814 shares, respectively. The Company issued an average of 195,000 options and 41,115 full-value shares (restricted stock and restricted stock units) in fiscal years 2010, 2011 and 2012. Based on Valmont's 26,674,164 shares outstanding at the end of fiscal 2012, Valmont's average annual "burn rate" (Plan shares granted divided by outstanding common shares) was 0.89%. If the full-value shares are treated as two times each option (as provided in the 2013 Stock Plan), Valmont's average burn rate was 1.04%.

        The following is a summary of the material terms of the Plan.

        Administration.    Under the Plan, the Human Resources Committee (the "Committee") of the board may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, deferred stock units and other forms of stock-based compensation to officers and other employees of Valmont and its subsidiaries. The number of grantees may vary from year to year. The number of employees eligible to participate in the Plan is estimated to be approximately 300. The Committee administers the Plan and its determinations are binding upon all persons participating in the Plan.

        Available Shares.    The maximum number of shares of Valmont's common stock that may be issued under the Plan is 1,700,000. Any shares of common stock subject to an award under the Plan, or subject to an outstanding award under the Valmont 1999 Stock Plan, Valmont 2002 Stock Plan or Valmont 2008 Stock Plan (the "Prior Plans"), which for any reason is cancelled, terminated or otherwise settled without the issuance of any common stock are again available for awards under the Plan. At December 29, a total of 472,567 shares of common stock remained available for the grant under the Prior Plans. The Committee does not plan to make awards for more than 20,000 shares between December 29, 2012 and the date on which the Plan is approved by stockholders. Following approval of the Plan by stockholders, no additional award grants will be made under the Prior Plans. Shares of stock subject to options or stock appreciation rights shall be deducted from the Plan share reserve based on the gross number of shares of stock exercised, and the shares of stock subject to an award that are retained by the Company or tendered to the Company to pay the exercise price or withholding taxes shall not become available again for issuance under the Plan. Any shares repurchased by the Company in the open market shall not increase the number of shares available for issuance under the Plan.

        The maximum number of shares of common stock which may be issued under the Plan in any fiscal year to any one employee shall not exceed 15% of the aggregate number of shares of common stock that may be issued under the Plan. The maximum number of shares of common stock which may be issued under the Plan in any fiscal year to any one eligible director shall not exceed 5% of the aggregate number of shares of common stock that may be issued under the Plan. A maximum of 5% of the shares of stock available under the Plan may be issued as restricted stock, restricted stock units or performance shares having no minimum vesting period; subject to this limitation, except in the case of change-in-control, death, disability or termination of employment, no award under the Plan, other than a stock option or stock appreciation right, that is based on performance criteria may be based on performance over a period of less than one year. No award under the Plan, other than a stock option or stock appreciation right, that is solely conditioned on continued employment or the passage of time may provide for vesting in less than pro rata installments over three years from the date of the award.

Any shares of stock subject to options or stock appreciation rights shall be counted against the maximum share limitation as one share of stock for every share of stock subject thereto. Any shares of stock subject to full value awards (restricted stock or restricted stock units) shall be counted against the maximum share limitation as two shares of stock for every share of stock subject thereto.

        The shares may be unissued shares or treasury stock. If there is a stock split, stock dividend, recapitalization, spinoff, exchange or other similar corporate transaction or event affecting Valmont's common stock, appropriate adjustments shall be made by the Committee in the number of shares issuable in the future and in the number of shares and price under all outstanding grants made before the event.

Grants Under The Plan

        Stock Options for Employees:    The Committee may grant employees nonqualified options and options qualifying as incentive stock options. The option price of either a nonqualified stock option or an incentive stock option will be the fair market value of the common stock on the date of grant. Options qualifying as incentive stock options must meet certain requirements of the Internal Revenue Code. The Committee shall determine the methods of payment upon exercising an option, which may include paying the option price in cash, or withholding shares otherwise issuable on exercise of the option, or delivering other shares of common stock. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine the time or times when each option is exercisable. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. Other than in connection with a change in capitalization (as described above), the exercise price of a stock option may not be reduced. Stock options may not be granted under the Plan in consideration for the delivery of Valmont common stock in payment of the exercise price or tax withholding under any other stock option, i.e., no "reloads". Unless otherwise provided by the Committee at the time of grant, if the employment of an optionholder is involuntarily terminated within one year of a change-in-control of Valmont (as defined in the Plan), then all outstanding options of such employee become immediately exercisable.

        Stock Options of Acquired Companies:    The Committee may also grant stock options in replacement of or upon assumption of options previously issued by companies acquired by Valmont by merger or stock purchase. Any options so replaced or assumed may have the same terms including exercise price as the options so replaced or assumed. Any such options shall not count against the share reserve limits.

        Stock Appreciation Rights:    The Committee may grant a stock appreciation right (a "SAR") in conjunction with an option granted under the Plan or separately from any option. Each SAR granted in tandem with an option may be exercised only to the extent that the corresponding option is exercised, and such SAR terminates upon termination or exercise of the corresponding option. Upon the exercise of a SAR granted in tandem with an option, the corresponding option will terminate. SAR's granted separately from options may be granted on such terms and conditions as the Committee establishes; however, the term of each SAR may not exceed ten years from the date of grant. If an employee exercises a SAR, the employee will generally receive a payment equal to the excess of the fair market value at the time of exercise of the shares with respect to which the SAR is being exercised over the price of such shares as fixed by the Committee at the time the SAR was granted; the price fixed by the Committee at the time the SAR was granted will be the fair market value of the common stock on the date of grant. Payment may be made in cash, in shares of Valmont common stock, or any combination of cash and shares as the Committee determines. Other than in connection with a change in capitalization (as described above), the exercise price of a stock appreciation right may not be reduced. Unless otherwise provided by the Committee at the time of grant, if the employment of an SAR holder is involuntarily terminated within one year of a change-in-control (as defined in the Plan) of Valmont, then all outstanding SARs of such employee become immediately exercisable.

        Restricted Stock:    The Committee may grant awards of restricted stock to employees under the Plan. The restrictions on such shares shall be established by the Committee, which may include restrictions relating to continued employment and Valmont financial performance. The Committee may issue such restricted stock awards without any cash payment by the employee, or with such cash payment as the Committee may determine. Unless otherwise provided by the Committee at the time of grant, if the employment of a restricted stock/unit holder is involuntarily terminated within one year of a change-in-control of Valmont (as defined in the Plan), all restrictions for such employee lapse. The Committee has the right to accelerate the vesting of restricted shares and to waive any restrictions. The Committee intends to grant acceleration or waiver of restricted stock provisions only in the case of special circumstances.

        Other Stock-Based Awards:    The Committee may grant other stock-based awards and other awards to participants under the Plan that are based in whole or in part by reference to, or otherwise based on the fair market value of Valmont common stock, on such terms as the Committee may determine. Such awards may include restricted stock units, which may be settled in common stock or otherwise, performance share awards which are the subject of one or more performance criteria, and deferred stock units, which entitle the participant to receive shares (or cash or other property if so determined by the Committee) at a future time. The Committee may make appropriate provision for the effect of a change-in-control (as defined in the Plan) on restricted stock units, deferred stock units, and performance-based awards. For participants covered by the Company's Executive Incentive Plan, the performance measures for performance share awards will be those designated in such plan.

        Dividend Equivalent Right:    No dividends nor dividend equivalents shall be paid on stock options or stock appreciation rights. The Committee may provide, in connection with the grant of restricted stock or other stock-based awards, that any dividends declared on common stock or dividend equivalents be paid to the participant, accumulated for the benefit of the participant and paid to the participant after the expiration of any restrictions, or not paid or accumulated.

        Director Participation:    Non-employee directors may receive awards under the Plan upon approval by the board of directors. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan are instead to be exercised by the board.

        Tax Withholding:    The Committee may permit an employee to satisfy applicable federal, state and local tax withholding requirements through the delivery to Valmont of previously-acquired shares of common stock or by having shares otherwise issuable under the Plan withheld by Valmont.

        Other Information:    Except as permitted by the Committee, awards under the Plan are not transferable except by will or under the laws of descent and distribution. Unless terminated by action of the board, the Plan will continue in effect until March 31, 2023, but awards granted prior to such date will continue in effect until they expire in accordance with their original terms. The board may also amend the Plan as it deems advisable. Amendments which (1) materially modify the requirements for participation in the Plan, (2) increase the number of shares of Valmont common stock subject to issuance under the Plan, (3) change the minimum exercise price for stock options as provided in the Plan, (4) eliminate the prohibitions on repricing and reloads, or (5) extend the term of the Plan must be submitted to stockholders for approval. No amendment or termination shall affect the rights of any participant with respect to a previously granted award without the written consent of the participant.

Federal Income Tax Consequences

        With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares is granted, then for federal income tax purposes (1) the optionee will not recognize any income at the time of exercise of the option; (2) the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an "item of adjustment" for purposes of the alternative minimum tax; and (3) the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss. Valmont will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

        With respect to the grant of options which are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. Valmont generally will receive an equivalent deduction at that time.

        With respect to restricted stock awards and other stock awards, an amount equal to the fair market value of the Valmont shares distributed to the employee (in excess of any purchase price paid by the employee) will be includable in the employee's gross income at the time of receipt unless the award is not transferable and subject to a substantial risk of forfeiture as defined in Section 83 of the Internal Revenue Code (a "Forfeiture Restriction"). If an employee receives an award subject to a Forfeiture Restriction, the employee may elect to include in gross income the fair market value of the award. In the absence of such an election, the employee will include in gross income the fair market value of the award subject to a Forfeiture Restriction on the earlier of the date such restrictions lapse or the date the award becomes transferable. Valmont generally is entitled to a deduction at the time and in the amount that the income is included in the gross income of an employee.

        With respect to restricted stock units, deferred stock units, performance shares and stock appreciation rights, the amount of any cash (or the fair market value of any common stock) received will be subject to ordinary income tax in the year of receipt of the stock or cash and Valmont generally will be entitled to a deduction for such amount.

Vote Required

        The favorable vote of the holders of a majority of the outstanding shares of Valmont's common stock present in person or represented by proxy at the meeting and entitled to vote at the annual meeting is required for approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE VALMONT 2013 STOCK PLAN.

ITEM 4:    APPROVAL OF THE VALMONT 2013 EXECUTIVE INCENTIVE PLAN

        The Internal Revenue Code requires shareholder approval for certain incentive plans in order to preserve the tax deductibility of payments to certain participants under the plan. Valmont shareholders approved executive incentive plans in 2001, 2006 and 2008. The board of directors unanimously approved the Valmont 2013 Executive Incentive Plan (the "Incentive Plan") in February 2013. The Incentive Plan is generally similar to the 2008 plan. The primary change in the new Incentive Plan is the addition of greater flexibility in connection with the maximum amounts which may be paid to any Incentive Plan participant in any fiscal year; the current Executive Incentive Plan limits such amount to four times the executive's base salary while the new Incentive Plan provides for limits as described below under "awards". The Incentive Plan is designed to provide incentives to executive officers and other senior management officers of Valmont who have significant responsibility for the success and growth of Valmont and to assist Valmont in attracting, motivating and retaining executive officers and senior management officers on a competitive basis.

        Shareholder approval of the Incentive Plan is required if payments under the Incentive Plan are to be tax deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid to an executive officer named in the Summary Compensation Table, unless such compensation qualifies as performance-based. The shareholders approved similar plans for the purposes of Section 162(m) compliance in 2001, 2006 and 2008. No payments will be made under the Incentive Plan if the shareholders do not approve the Incentive Plan.

        The following is a summary of the material terms of the Incentive Plan.

Administration of the Plan

        The Incentive Plan will be administered by the Committee. The Committee shall have the sole discretion to interpret the Incentive Plan; approve a pre-established objective performance measure or measures annually; certify the level to which each performance measure was attained prior to any payment under the Incentive Plan; approve the amount of awards made under the Incentive Plan; and determine who shall receive any payment under the Incentive Plan.

        The Committee shall have full power and authority to administer and interpret the Incentive Plan and to adopt such rules, regulations and guidelines for the administration of the Incentive Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Incentive Plan and all actions taken and determinations made by the Committee shall be conclusive and binding on all parties concerned, including Valmont, its shareholders and any person receiving an award under the Incentive Plan.

Eligibility

        Executive officers and other senior management officers of Valmont shall be eligible to receive awards under the Incentive Plan. Such officers include the Chief Executive Officer, other executive officers and senior management officers, and any persons performing similar duties in the future. The Committee shall designate the officers who will participate in the Incentive Plan each year. Since the number of participants may change over time and the selection of participants is discretionary, it is not possible to determine the number of persons who will be eligible for awards under the Incentive Plan during its term. However, it is anticipated that approximately 50 individuals, including Valmont's Chief Executive Officer, will be eligible to participate in the Incentive Plan for fiscal 2013.

Awards

        The Committee shall establish annual and/or long-term performance targets, which must be achieved in order for an award to be earned under the Incentive Plan. Such targets, which may be calculated on an absolute or relative basis, shall be based on stock price, earnings, earnings per share, growth in earnings per share, total shareholder return, achievement of annual operating profit plans, operating income performance, return on equity performance, return on capital, sales growth, expense or working capital targets, margin improvement, cash flow, or related financial performance goals determined by the Committee permissible under Section 162(m), or any of the foregoing before or after the effect of acquisitions, divestitures, accounting charges, or other nonrecurring expenses, all as determined by the Committee. The specific performance targets for each participant shall be established in writing by the Committee within ninety days after the commencement of the fiscal year (or within such other time period as may be required by Section 162(m) of the Internal Revenue Code) to which the performance target relates; provided, if an individual becomes an executive officer or senior management officer during the year, such individual may be granted eligibility for an incentive award for that year upon such individual assuming such position. The performance target shall be established in such a manner that a third party having knowledge of the relevant facts could determine whether the performance target has been met. The amount that will be paid for fiscal 2013 or later years for awards earned cannot presently be determined since actual amounts will depend on the performance of Valmont as well as the Committee's discretion to reduce some or all of an award.

        Awards shall be payable following the completion of the applicable performance period upon certification by the Committee that Valmont achieved the specified performance targets established for the participant. Notwithstanding the attainment by Valmont of the specified performance targets, the Committee has the discretion, for each participant, to reduce some or all of an award that would otherwise be paid. However, in no event may a participant receive compensation with respect to the Company's short-term and long-term incentive plans under the Incentive Plan in any fiscal year in excess of (1) $4,000,000 for cash-based awards under short-term incentive plans, (2) $6,000,000 for cash-based awards under long-term incentive plans, and (3) 100,000 shares of common stock for incentive plans based on performance shares, performance-based restricted stock or performance-based restricted stock units or the cash equivalent thereof in the event settlement is made based on the fair market value of such shares. The limits set forth in the preceding sentence are the same as those contained in the 2008 Plan. Short-term or long-term incentive awards payable in stock or options or related securities shall be issued from Valmont's shareholder approved stock plans and shall be subject to customary adjustments for stock splits and similar transactions as set forth in the plans.

Effective Date, Amendments and Termination

        Predecessors of the Plan has been effective since 1996. If approved by the shareholders, the Incentive Plan will be effective as of the first day of fiscal 2013. The board of directors may at any time terminate or from time to time amend the Incentive Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously made under the Incentive Plan. However, without shareholder approval, no amendment of the Incentive Plan shall be effective which would increase the maximum amount which can be paid to any one participant under the Incentive Plan in any fiscal year, which would change the performance targets permissible under the Incentive Plan for payment of awards, or which would modify the requirement as to eligibility for participation in the Incentive Plan.

Vote Required for Approval

        The approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Valmont common stock present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
THE VALMONT 2013 EXECUTIVE INCENTIVE PLAN.

ITEM 5:    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte Entities") conducted the 2012 and 2011 audits of the

Company's financial statements. Fees billed by the Deloitte Entities to the Company for services provided during the 2012 and 2011 fiscal years were as follows:

	2012	2011
Audit Fees	2,104,727	1,983,035
Audit-Related Fees	16,800	51,063
Tax Fees	354,804	896,512
Other Fees	0	0

Total Fees	2,476,331	2,930,610

        Audit Fees consist of the audit of the Company's fiscal 2012 and 2011 annual financial statements, review of the Company's quarterly financial statements during 2012 and 2011, fees associated with registration statements and other services that are normally provided in connection with statutory and regulatory filings. Audit fees also included the audit of the effectiveness of the Company's internal control over financial reporting.

        Audit-Related Fees consist of financial statement audits of employee benefit plans, consents related to Securities and Exchange Commission filings, agreed-upon procedures, documentation review in connection with the Company's internal controls over financial reporting and due diligence services performed with respect to acquisitions.

        Tax Fees consist of international tax planning and federal, state and expatriate tax compliance. Tax fees in 2011 were higher than normal due to a restructuring of the Delta entities.

        The Committee pre-approves all audit and permitted non-audit services to be performed by the independent auditor, including audit services, audit-related services, tax services and any other services. The Committee periodically grants pre-approval of specific audit and non-audit services including cost levels for such services. Any services not covered by prior pre-approvals, or services exceeding the pre-approved cost levels, must be approved in advance by the Committee. In periods between Committee meetings, the Committee Chairman has the delegated authority to pre-approve additional services, and such pre-approvals are then communicated to the full Committee.

        The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to conduct the 2013 audit of the Company's financial statements and requests that the shareholders ratify this appointment. A representative from Deloitte & Touche LLP will be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 5.

Shareholder Proposals

        Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company no later than November 21, 2013 in order to be considered for inclusion in the proxy statement for such meeting.

        The Company's bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders' meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety nor more than one hundred twenty days prior to the meeting. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors to file reports of changes in ownership of Valmont's common stock with Securities and Exchange Commission. Executive officers and directors are required by Securities and Exchange Commission regulations to furnish Valmont with copies of all Section 16(a) forms so filed. Based solely on a review of the copies of such forms furnished to Valmont and written representations from Valmont's executive officers and directors, Valmont believes that all persons subject to these reporting requirements filed the required reports on a timely basis during fiscal 2012.

Other Matters

        The board of directors does not know of any matter, other than those described above, that may be presented for action at the annual meeting of shareholders. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

By Order of the Board of Directors

Todd G. Atkinson Secretary Valmont Industries, Inc.

APPENDIX A

Note: Pursuant to Instruction 3 to Item 10 of Schedule 14A of the Securities Exchange Act of 1934, the following written plan document, which is not being mailed to stockholders with the proxy statement, is being filed in electronic format as an appendix to this proxy statement filing.

VALMONT 2013 STOCK PLAN

SECTION 1

NAME AND PURPOSE

1.1                               NAME. The name of the plan shall be the Valmont 2013 Stock Plan (the “Plan”).

1.2.                            PURPOSE OF PLAN. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.

SECTION 2

DEFINITIONS

2.1                               DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)                                 “Act” means the Securities Exchange Act of 1934, as amended.

(b)                                 “Award” means any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award granted under the Plan, including Awards combining two or more types of Awards in a single grant.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the Human Resources Committee of the Board, or its successor, or such other committee of the Board to which the Board delegates power to act under or pursuant to the provisions of the Plan.

(f)                                   “Company” means Valmont Industries, Inc., a Delaware corporation (and any successor thereto) and its Subsidiaries.

(g)                                  “Eligible Director” means a person who is serving as a member of the Board and who is not an Employee.

(h)                                 “Employee” means any employee of the Company or any of its Subsidiaries.

(i)                                     “Fair Market Value” means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

(j)                                    “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

(k)                                 “Other Stock-Based Award” means an award of a share of Stock or units of common stock, including restricted stock units and deferred stock units, to a Participant subject to such terms as the Committee may determine.

(l)                                     “Participant” means any Employee, Eligible Director or consultant (a non-employee who performs bona fide services for the Company) designated by the Committee to participate in the Plan.

(m)                             “Plan” means the Valmont 2013 Stock Plan, as in effect from time to time.

(n)                                 “Predecessor Plans” means the Valmont 1999 Stock Plan, the Valmont 2002 Stock Plan and the Valmont 2008 Stock Plan.

(o)                                 “Restricted Stock” shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

(p)                                 “Stock” means the Common Stock of the Company, par value $1.00 per share.

(q)                                 “Stock Appreciation Right” means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.

(r)                                    “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

2.2                               GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

The only persons eligible to participate in the Plan shall be those Participants selected by the Committee.

SECTION 4

POWERS OF THE COMMITTEE

4.1                               COMMITTEE MEMBERS. The Plan shall be administered by the Committee comprised of no fewer than two members of the Board. Each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Principles, (ii) an “independent director” under rules adopted by the New York Stock Exchange, (iii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and (iv) an “outside director” under Section 162(m) of the Code.

4.2                               POWER TO GRANT. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.3                               ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

4.4                               DELEGATION BY COMMITTEE.  The Committee may, at any time and from time to time, (a) delegate to one or more of its members all or any of its responsibilities and powers, including the responsibilities and authority described under Sections 4.2 and 4.3, and (b) grant authority to Employees or designate Employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operating of the Plan.

SECTION 5

STOCK SUBJECT TO PLAN

5.1                               NUMBER. The number of shares of Stock subject to Awards under the Plan may not exceed 1,700,000 shares of Stock. Following approval of the Plan by Company stockholders, no additional award grants shall be made under the Predecessor Plans. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.  Any shares of Stock subject to Options or Stock Appreciation Rights shall be counted against the maximum share limitation of this Section 5.1 as one share of Stock for every share of Stock subject thereto.  Any shares of Stock subject to full value awards (restricted stock or restricted stock units) shall be counted against the maximum share limitation of this Section 5.1 as two shares of Stock for every share of Stock subject thereto.

5.2                               LIMITATIONS. The maximum number of shares of Stock with respect to which Awards may be granted to any one Participant under the Plan in any calendar year is 15% of the aggregate number of shares of Stock available for Awards under Section 5.1.  A maximum of

5% of shares of Stock available for issuance under the Plan may be issued in any calendar year as Awards to Eligible Directors.  Section 10.5 contains additional limitations on Awards.

5.3                               AVAILABILITY OF STOCK NOT ISSUED PURSUANT TO AWARDS. Any shares of Stock subject to an Award, and any shares of Stock subject to an award under a Predecessor Plan, which for any reason are cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock subject to Options or Stock Appreciation Rights shall be deducted from the Plan share reserve based on the gross number of shares of Stock exercised and not deducted based on the net number of shares of Stock delivered; the shares of Stock subject to an Award, or subject to an award under a Predecessor Plan, that are tendered to the Company or retained by the Company to pay the exercise price or withholding taxes shall be deducted from the Plan share reserve and shall not become available again for issuance under the Plan.

5.4                               ADJUSTMENT IN CAPITALIZATION. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate transaction or event, (i) the aggregate number of shares of Stock available for Awards under Section 5.1 and (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

5.5                               DIVIDEND EQUIVALENT RIGHTS. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights. The Committee may at the time of a Restricted Stock or Other Stock-Based Award provide that any dividends declared on common stock or dividend equivalents be (i) paid to the Participant, (ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of any restrictions, or (ii) not paid or accumulated.

SECTION 6

STOCK OPTIONS

6.1                               GRANT OF OPTIONS. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Options may also be granted in replacement of or upon assumption of options previously issued by companies acquired by the Company by merger or stock purchase, and any options so replaced or assumed may have the same terms including exercise price as the options so replaced or assumed; any such options shall not count against the limits established in Section 5.1.

6.2                               OPTION PRICE. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

6.3                               EXERCISE OF OPTIONS. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the

Committee may impose, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

6.4                               PAYMENT. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) by tendering, either by actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any required tax withholding resulting from such exercise. The Committee may approve other methods of payment.

6.5                               INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

6.6                               NO REPRICING. Other than in connection with the change in capitalization (as described in Section 5.4 of the Plan), the terms of Awards may not be amended to reduce the exercise price of Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right.

6.7                               NO RELOAD GRANTS. Options shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

SECTION 7

DIRECTOR AWARDS

7.1                               DIRECTOR AWARDS. Any Award or formula for granting an Award under the Plan made to Eligible Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board.

SECTION 8

STOCK APPRECIATION RIGHTS

8.1                               SAR’S IN TANDEM WITH OPTIONS. Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

8.2                               OTHER STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

8.3                               LIMITATIONS. The provisions of Sections 6.2, 6.3, 6.6 and 6.7 of the Plan shall also apply to Stock Appreciation Rights.

SECTION 9

RESTRICTED STOCK

9.1                               GRANT OF RESTRICTED STOCK. The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

9.2                               REMOVAL OF RESTRICTIONS. The Committee may accelerate or waive such restrictions in whole or in part at any time in its discretion.

SECTION 10

OTHER STOCK-BASED AWARDS

10.1                        GENERAL. The Committee may grant Awards of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares. Such other stock-based awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive or vest with respect to, one or more shares of Stock (or the equivalent cash value of such Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. Such other stock-based awards may include the awards referenced in Sections 10.2 and 10.3.

10.2                        RESTRICTED STOCK UNITS. Restricted Stock Units represent an unfunded and unsecured obligation of the Company. Settlement of a Restricted Stock Unit upon expiration of the deferral or vesting period shall be made in Stock or otherwise as determined by the Committee.

10.3                        PERFORMANCE SHARES. Performance shares are awards the grant, issuance, retention, vesting and/or settlement of which is subject to the satisfaction of one or more of the performance criteria established by the Committee. With respect to Participants covered by the Company’s Executive Incentive Plan, the performance measures shall be those designated in such Executive Incentive Plan.

10.4                        DEFERRED STOCK UNITS. Deferred Stock Units shall entitle the Participant to receive shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

10.5                        CERTAIN LIMITATIONS ON AWARDS. A maximum of 5% of the aggregate number of shares of Stock available for issuance under the Plan may be issued as Restricted Stock, restricted stock units, or performance shares, having no minimum vesting period; subject to the foregoing, and except in the case of Change-in-Control, death, disability or termination of employment, no Award (other than an Option or Stock Appreciation Right) based on performance criteria shall be based on performance over a period of less than one year, and no Award (other than an Option or Stock Appreciation Right) that is solely conditioned on continued employment or the passage of time shall provide for vesting in less than pro rata installments over three years from the date of Award.

SECTION 11

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

11.1                        GENERAL. The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 11.1. The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the written consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) materially modify the requirements for participation in the Plan, (ii) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1, (iii) change the minimum exercise price for stock options as provided in Section 6.2, (iv) eliminate the prohibitions in Sections 6.6 and 6.7, or (v) extend the term of the Plan, in each case without the approval of a majority of the outstanding shares of Stock entitled to vote thereon. No amendment or modification shall affect the rights of any Participant with respect to a previously granted Award without the written consent of the Participant.

11.2                        TERMINATION OF PLAN. No further Awards shall be granted under the Plan subsequent to March 31, 2023, or such earlier date as may be determined by the Board.

SECTION 12

MISCELLANEOUS PROVISIONS

12.1                        NONTRANSFERABILITY OF AWARDS. Except as otherwise provided by the Committee, Awards under the Plan are not transferable, except by will or by the laws of descent and distribution.

12.2                        BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same

Participant shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Company. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant’s surviving spouse, if any, or otherwise by his estate.

12.3                        NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

12.4                        TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated total federal, state and local tax obligation associated with the transaction.

12.5                        CHANGE OF CONTROL. Unless otherwise provided by the Committee at the time of grant, if a Triggering Event for a Participant shall occur within the 12-month period beginning with a Change of Control of the Company, then, for such Participant, all outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. The Committee may make appropriate provision for the effect of a Change of Control on Restricted Stock Units, Deferred Stock Units and performanced-based Awards.  “Triggering Event” shall mean the involuntary termination of employment of a Participant with the Company. “Change of Control” shall mean:

(i)                                     The acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding any acquisition or holding by (i) the Company or its subsidiaries, (ii) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company and (iii) Robert B. Daugherty, his successors and assigns and any tax-exempt entity established by him) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(ii)                                  Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

(iii)                               Consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business

Combination, the persons who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company resulting from such Business Combination (including a company which, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv)                              The complete liquidation or dissolution of the Company.

12.6                        AGREEMENTS WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee or its designee.

12.7                        COMPANY INTENT. The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention. If any provision of the Plan or an Award contravenes any regulations promulgated under Section 409A of the Code or could cause an Award to be subject to interest and penalties under Section 409A of the Code, such provision of the Plan or any Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

12.8                        REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

12.9                        EFFECTIVE DATE. The Plan shall be effective upon its adoption by the Board subject to approval by the Company’s stockholders at the 2013 annual stockholders’ meeting.

12.10                 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

APPENDIX B

Note: Pursuant to Instruction 3 to Item 10 of Schedule 14A of the Securities Exchange Act of 1934, the following written plan document, which is not being mailed to stockholders with the proxy statement, is being filed in electronic format as an appendix to this proxy statement filing.

2013 VALMONT EXECUTIVE INCENTIVE PLAN

1.              PURPOSE.  The principal purpose of the Valmont Industries, Inc. Executive Incentive Plan (the “Plan”) is to provide incentives to executive officers and other senior management officers of Valmont Industries, Inc. (“Valmont”) who have significant responsibility for the success and growth of Valmont and to assist Valmont in attracting, motivating and retaining executive officers and other senior management officers on a competitive basis and to preserve the tax deductibility of such incentives under Section 162(m) of the Internal Revenue Code.

2.              ADMINISTRATION OF THE PLAN.  The Plan shall be administered by the Human Resources Committee of the Board of Directors (the “Committee”). The Committee shall have the sole discretion to interpret the Plan; approve a pre-established objective performance measure or measures annually; certify the level to which each performance measure was attained prior to any payment under the Plan; approve the amount of awards made under the Plan; and determine who shall receive any payment under the Plan.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations and guidelines for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Valmont, its stockholders and any person receiving an award under the Plan.

3.              ELIGIBILITY.  Executive officers and other senior management officers of Valmont shall be eligible to receive awards under the Plan.  Such participants include the Chief Executive Officer, other executive officers and senior management officers and any persons performing similar duties in the future.  The Committee shall designate the executive officers and other senior management officers who will participate in the Plan each year.

4.              AWARDS.  The Committee shall establish annual and/or long-term incentive award targets for participants. If an individual becomes an executive officer or senior management officer during the year, such individual may be granted eligibility for an incentive award for that year upon such individual assuming such position; provided, if such person is a covered employee under Section 162(m) of the Internal Revenue Code, the eligibility of such person shall be conditioned on compliance with Section 162(m) for tax deductibility of the award.

The Committee shall also establish annual and/or long-term performance targets which must be achieved in order for an award to be earned under the Plan.  Such targets, which may be calculated on an absolute or relative basis, shall be based on stock price, earnings, earnings per share, growth in earnings per share, total shareholder return, achievement of annual operating profit plans, operating income performance, return on equity performance, return on capital, sales growth, expense or working capital targets, margin improvement, cash flow, or related financial performance goals determined by the Committee permissible under Section 162(m) or any of the foregoing before or after the effect of acquisitions, divestitures, accounting charges, or other nonrecurring expenses, all as determined by the Committee.  The specific performance targets for each participant shall be established in writing by the Committee within ninety days after the commencement of the fiscal year (or within such other time period as may be required by Section 162(m) of the Internal Revenue Code) to which the performance target relates. The performance target shall be established in such a manner that a third party having knowledge of the relevant facts could determine whether the performance goal has been met.

Awards shall be payable following the completion of the applicable performance period upon certification by the Committee that Valmont achieved the specified performance target established for the participant. Awards may be paid in cash or securities.  Grants or awards of stock options, other securities or stock appreciation rights shall be based on a stock price that is not less than current fair market value at the time of grant, and shall be subject to the restrictions and conditions contained in a Valmont stockholder approved Stock Plan.  Notwithstanding the attainment by Valmont of the specified performance targets, the Committee has the discretion, for each participant, to reduce some or all of an award that would otherwise be paid.  However, in no event may a participant receive compensation with respect to the Company’s short-term and long-term incentive plans under the Plan in any fiscal year in excess of (i) $4,000,000 for cash-based awards under short-term incentive plans, (ii) $6,000,000 for cash-based awards under long-term incentive plans, and (iii) 100,000 shares of common stock for incentive plans based on performance shares, performance-based restricted stock or performance-based restricted stock units (which shares shall be issued from the Company’s then current Stock Plan and shall be subject to customary adjustments for stock splits and similar transactions as set forth in the Company’s then current Stock Plan) or the cash equivalent thereof in the event settlement is made based on the fair market value of such shares.

5.              MISCELLANEOUS PROVISIONS.  Valmont shall have the right to deduct from all awards hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such awards.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Valmont. The costs and expenses of administering the Plan shall be borne by Valmont and shall not be charged to any award or to any participant receiving an award.

6.              CODE SECTION 409A.  Unless the Committee expressly determines otherwise, awards are intended to be exempt from Code Section 409A as short-term deferrals and, accordingly, the terms of any awards shall be construed and administered to preserve such exemption.  To the extent the Committee determines that Code Section 409A applies to a particular award granted under the Plan, then the terms of the award shall be construed and administered to permit the award to comply with Code Section 409A, including, if necessary, by delaying the payment of any award payable upon separation from service to a employee who is a “specified employee” (as defined in Code Section 409A) for a period of six months and one day after such employee’s separation from service.

7.              AMENDMENTS AND TERMINATION.  The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously made under the Plan.  However, unless the stockholders of Valmont shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum amount which can be paid to any one participant under the Plan in any fiscal year, which would change the performance targets permissible under the Plan for payment of awards, or which would modify the requirement as to eligibility for participation in the Plan.

ONE VALMONT PLAZA OMAHA NEBRASKA 68154-5215 USA
PHONE	402.963.1000
FAX	402.963.1199
www.valmont.com

ANNUAL MEETING OF STOCKHOLDERS Tuesday, April 30, 2013 2:00 p.m. Omaha Marriott 10220 Regency Circle Omaha, NE 68114 In addition to www.proxyvote.com, the Notice & Proxy Statement, Annual Report and 10-K are available at http://materials.proxyvote.com/920253 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and 10-K is / are available at www.proxyvote.com. ANNUAL MEETING OF STOCKHOLDERS Tuesday, April 30, 2013 2:00 p.m. By signing the proxy, you revoke all prior proxies and appoint Mogens C. Bay and Walter Scott, Jr., and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and in their discretion on any other matters which may come before the Annual Meeting and all adjournments. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address change / comments: (If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

VOTE BY INTERNET – www.proxyvote.com Valmont Industries, Inc. One Valmont Plaza Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET Monday, April 29, 2013. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Omaha, NE 68154 VOTE BY PHONE – 1-800-579-1639 Use any touch-tone telephone to transmit your voting instructions up until 11:50 P.M. ET Monday, April 29, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below: 1. Election of Directors Nominees 01 Kaj den Daas 02 James B. Milliken The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Advisory approval of the company’s executive compensation. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 3. Approval of the 2013 Stock Plan. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. Approval of the 2013 Executive Incentive Plan. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 5. Ratifying the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2013. NOTE: In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. For address change / comments, mark here. (See reverse for instructions.) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date

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PROXY STATEMENT
Certain Shareholders
Corporate Governance
  ITEM 1: BOARD OF DIRECTORS AND ELECTION OF DIRECTORS
Compensation Discussion and Analysis
Chief Financial Officer Transition
Compensation Risk Assessment
Human Resources Committee Report
Executive Compensation Summary Compensation Table
Grants of Plan-based Awards for Fiscal 2012
Outstanding Equity Awards at Fiscal Year-End
Options Exercised
Delta Pension Benefits 2012
Nonqualified Deferred Compensation
Director Compensation
Potential Payments Upon Termination or Change-In-Control
Shareholder Return Performance Graphs
Audit Committee Report
  ITEM 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
  ITEM 3: APPROVAL OF THE VALMONT 2013 STOCK PLAN
  ITEM 4: APPROVAL OF THE VALMONT 2013 EXECUTIVE INCENTIVE PLAN
  ITEM 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Shareholder Proposals
Section 16(a) Beneficial Ownership Reporting Compliance
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